Filed Pursuant to Rule 424(b)(3)

PROSPECTUS SUPPLEMENT NO. 6 (to Prospectus dated May 13, 2025)	Registration No. 333-268603
PROSPECTUS SUPPLEMENT NO. 6 (to Prospectus dated May 13, 2025)	Registration No. 333-280882
PROSPECTUS SUPPLEMENT NO. 6 (to Prospectus dated May 13, 2025)	Registration No. 333-275117

SCILEX HOLDING COMPANY

Up to 1,594,207 Shares of Common Stock

Up to 198,810 Shares of Common Stock Issuable Upon the Exercise of Warrants

Up to 1,402,955 Warrants

Up to 3,593,288 Shares of Common Stock

Up to 3,250,000 Shares of Common Stock offered by the Selling Securityholder

Up to 6,685,714 Shares of Common Stock

This prospectus supplement updates and supplements: (i) the prospectus dated May 13, 2025, which forms a part of our registration statement on Form S-1 (No. 333-268603) for which Post-Effective Amendment No. 3 was filed with the Securities and Exchange Commission (the “SEC”) on May 7, 2025 and declared effective by the SEC on May 13, 2025 (the “Post-deSPAC Prospectus”); (ii) the prospectus dated May 13, 2025, which forms a part of our registration statement on Form S-1 (No. 333-280882) for which Post-Effective Amendment No. 1 was filed with the SEC on May 7, 2025 and declared effective by the SEC on May 13, 2025 (the “Conversion Prospectus”); and (iii) the prospectus dated May 13, 2025, which forms a part of our registration statement on Form S-1 (No. 333-275117) for which Post-Effective Amendment No. 2 was filed with the SEC on May 7, 2025 and declared effective by the SEC on May 13, 2025 (the “Oramed Resale Prospectus” and together with the Post-deSPAC Prospectus and the Conversion Prospectus, the “Prospectuses”). This prospectus supplement is being filed to update and supplement the information in the Prospectuses with the information contained in our Current Reports on Form 8-K, filed with the SEC on September 26, 2025 (the “Reports”). Accordingly, we have attached the Reports to this prospectus supplement.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “SCLX”. On September 25, 2025, the last reported sales price per share of our Common Stock was $28.87. Our Public Warrants are listed on the Nasdaq Capital Market under the symbol “SCLXW.” On September 25, 2025, the closing sale price per warrant of our Public Warrants was $0.28.

On April 15, 2025, we effected a reverse stock split of our Common Stock at a ratio of 1-for-35 (the “Reverse Stock Split”). Unless otherwise noted, the share and per share information in the Prospectuses and this prospectus supplement reflects the effect of the Reverse Stock Split.

This prospectus supplement updates and supplements the information in the Prospectuses and is not complete without, and may not be delivered or utilized except in combination with, the Prospectuses, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectuses and if there is any inconsistency between the information in the Prospectuses and this prospectus supplement, you should rely on the information in this prospectus supplement.

See the section titled “Risk Factors” beginning on page 23 of the Post-deSPAC Prospectus, page 23 of the Conversion Prospectus, and page 23 of the Oramed Resale Prospectus, as well as risks and uncertainties described under similar headings in any amendments or supplements to the Prospectuses to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the Prospectuses. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 26, 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2025

SCILEX HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-39852	92-1062542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California, 94303

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 516-4310

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SCLX	The Nasdaq Stock Market LLC
Warrants to purchase common stock at an exercise price of $402.50 per share	SCLXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

On September 22, 2025, in connection with the previously announced business combination (the “Business Combination”) among Denali Capital Acquisition Corp., a Cayman Islands exempted company (“Denali”), Denali Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Denali and Semnur Pharmaceuticals, Inc., a majority owned subsidiary of Scilex Holding Company (the “Company”), Annu Navani and Jaisim Shah resigned as directors of the Company, effective immediately (the “Effective Time”). Neither Ms. Navani nor Mr. Shah resigned because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On September 22, 2025, in connection with Mr. Shah’s resignation, Inform LLC, a company affiliated with Mr. Shah, and the Company entered into a consulting agreement (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Inform LLC will provide certain consulting services to the Company for a period of five years from the date of the Consulting Agreement in exchange for a monthly fee of $50,000.

Decrease in Size of Board; Appointment of Director

In connection with the above resignations, the Board of Directors of the Company (the “Board”) has decreased the size of the Board from six directors to five directors as of immediately following the Effective Time.

Additionally, as of immediately following the Effective Time, the Board has appointed Stephen Ma, the Chief Financial Officer, Senior Vice President and Secretary of the Company, to fill the vacancy on the Board resulting from the resignations and decrease in the size of the Board.

There are no family relationships between Mr. Ma and any director or executive officer of the Company, and he was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Mr. Ma has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

The Company previously entered into an indemnification agreement with Mr. Ma in the same form as its standard form of indemnity agreement with its other directors.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1^	Consulting Agreement, dated September 22, 2025.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

^

Certain identified information has been omitted pursuant to Item 601(b)(10) of Regulation S-K because such information is both (i) not material and (ii) information that the Registrant treats as private or confidential. The Registrant hereby undertakes to furnish supplemental copies of the unredacted exhibit upon request by the SEC.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCILEX HOLDING COMPANY

By:	/s/ Henry Ji
Name:	Henry Ji
Title:	Chief Executive Officer & President

Date: September 26, 2025

3

***Certain identified information has been omitted from this exhibit because it is both (i) not material and (ii) information that the Registrant treats as private or confidential. Such omitted information is indicated by brackets (“[...***...]”) in this exhibit. ***

Exhibit 10.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”), is dated as of September 22, 2025, by and between Scilex Holding Company, a Delaware corporation, having a principal place of business at 960 San Antonio Road, Suite 100, Palo Alto, CA 94303 (“Scilex”) and Inform LLC, a California limited liability company (“Consultant”), with respect to the performance of services by Jaisim Shah (“Consultant Key Person”). Scilex and Consultant may be referred to herein individually as a “party” or, collectively, as the “parties”.

WHEREAS, Scilex is in the business of developing, manufacturing and distributing pharmaceutical products; and

WHEREAS, in furtherance thereof, Scilex desires to retain Consultant to provide certain services and Consultant desires to enter into this Agreement to provide such services on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, including the Consulting Agreement Terms and Conditions attached hereto and incorporated by reference herein (the “Terms and Conditions”), and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. SCOPE OF SERVICES. Effective as of the closing of the transactions contemplated by the Agreement and Plan of Merger entered into as of August 30, 2024, as amended, by and among Denali Capital Acquisition Corp., a Cayman Islands exempted company which will migrate to and domesticate as a Delaware corporation prior to the transaction contemplated by the Merger Agreement (“Parent”), Denali Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent, and Semnur Pharmaceuticals, Inc., a Delaware corporation and majority owned subsidiary of Scilex (the “Effective Date”), Scilex hereby retains Consultant, and Consultant hereby agrees, through Consultant Key Person, to perform consulting and advisory services related to Scilex’s business, business operations, and products, as reasonably requested by Scilex (the “Services”). In furtherance of provision of the Services, upon Scilex’s request, Consultant agrees to provide Scilex with written reports and other documentation setting forth Consultant’s findings and advice, as appropriate, along with the results of any of the Services provided by Consultant pursuant to this Agreement, the sufficiency of such reports, documentation and results being within the sole discretion of Scilex.

2. COMPENSATION.

2.1 Payment. In consideration for Consultant’s Services hereunder, Scilex agrees to pay to Consultant at a rate of $50,000.00 per month, with payment to be made within fifteen (15) days following the end of each month during the Term (as defined below), prorated for any partial months of service. During the Term, Consultant Key Person also shall continue to vest in Consultant Key Person’s outstanding Scilex stock options.

2.2 Expenses. Scilex shall reimburse Consultant, upon submission of itemized receipts by Consultant, for reasonable out-of-pocket expenses actually incurred by Consultant or Consultant Key Person in the furtherance of Consultant’s performance of the Services, which are approved by Scilex in advance and in writing (the “Expenses”).

2.3 Invoicing. If Consultant or Consultant Key Person incurs any Expenses, Consultant shall, no later than thirty (30) days following the date on which the Expenses were incurred, submit an invoice for such Expenses to Scilex. Scilex will pay all approved and undisputed amounts in such invoice within thirty (30) days of receipt. All invoices shall be submitted electronically to accounts-payable@Scilexpharma.com.

2.4 Fair Market Value. The parties acknowledge and agree that Consultant is being compensated, on a fair market basis, solely for performance of the Services described in this Agreement. Nothing in this Agreement is intended to be, or should be construed as, a reward for past or incentive for future decisions regarding the prescription, use, purchase or recommendation of Scilex’s products.

3. TERM. This Agreement shall commence on the Effective Date and shall remain in full force and effect for a period of five (5) years from the Effective Date, unless earlier terminated pursuant to the Terms and Conditions (the “Term”).

4. NOTICES. Any notice required hereunder shall be in writing and deemed effectively given: (a) upon personal delivery to the party to be notified; (b) on the date such notice is received from any reputable courier service that provides tracking and written verification of delivery; or (c) on the date on which such notice is delivered by email, with confirmation that such email has been received and read.

If to Consultant:	Inform LLC *** *** Email: ***

	Stephen Ma Scilex Holding Company 960 San Antonio Road, Suite 100 Palo Alto, CA 94303 Email: sma@scilexholding.com	With a Copy To: Henry Ji, CEO Scilex Holding Company 960 San Antonio Road, Suite 100 Palo Alto, CA 94303 Email: hji@scilexholding.com

5. COUNTERPARTS. This Agreement may be executed in two counterparts each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument. Signatures to this Agreement transmitted by email, portable document format (.pdf) or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Agreement shall have the same effect as the physical delivery of the paper document bearing the original signatures.

6. ENTIRE AGREEMENT. This Agreement, together with the Terms and Conditions and any exhibits or attachments, constitutes the entire agreement between the parties and supersedes any prior or contemporaneous understandings, agreements or representations by or among the parties, written or oral, that may have related in any way to the subject matter of this Agreement. Any alterations or amendments to this Agreement (including any handwritten changes) will be null and void except by an instrument in writing, signed by both parties.

[signature page follows]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto through their duly authorized representatives as of the date first written above.

SCILEX HOLDING COMPANY		INFORM LLC

By:	/s/ Henry Ji	By:	/s/ Jaisim Shah
Name:	Henry Ji	Name:	Jaisim Shah
Title:	Chief Executive Officer and President	Title:	Consultant

CONSULTING AGREEMENT TERMS AND CONDITIONS

THESE CONSULTING AGREEMENT TERMS AND CONDITIONS (the “Terms and Conditions”) are incorporated by reference into that certain Consulting Agreement (the “Agreement”) to which the Terms and Conditions are attached. All capitalized terms used but not defined herein shall have the respective meanings as set forth in the Agreement.

1. SCOPE OF SERVICES. Consultant agrees to perform the Services in accordance with the Agreement.

2. CONSULTANT REPRESENTATIONS. Consultant represents and warrants that the following statements are true and correct as of the Effective Date and will continue to be true and correct for the duration of the Term: (a) Consultant and Consultant Key Person have the requisite expertise and ability to perform the Services; (b) Consultant has full power, authority and right to enter into the Agreement, and perform its obligations thereunder, without the consent, approval or authorization of any third party, such as Consultant Key Person’s employer; (c) Consultant is engaged as an independent contractor and has complied with all federal, state and local laws, including receipt of all applicable business permits and licenses required to perform the Services; and (d) the execution, delivery and performance of the Agreement by Consultant does not constitute a breach of any contract, obligation or duty to which Consultant or Consultant Key Person is subject.

3. CONFIDENTIALITY. Consultant agrees to (and will cause Consultant Key Person to) keep confidential and use only for the purposes of performing this Agreement any Confidential Information that Consultant or Consultant Key Person receives or has access to in the course of performing this Agreement. “Confidential Information” shall include any Scilex information, in any media, written or oral, that is marked as confidential or which a reasonable person would understand to be confidential. Consultant will return any Confidential Information belonging to Scilex upon the first to occur of: (a) Scilex’s request; (b) expiration of this Agreement; or (c) termination of this Agreement. The obligation of confidentiality shall survive for five (5) years from expiration or earlier termination of this Agreement.

4. OWNERSHIP OF WORK PRODUCT.

4.1 Pre-existing Intellectual Property. The Agreement does not affect the ownership of inventions (whether patentable or unpatentable), works of authorship, and other developments existing as of the Effective Date, and all patents, copyrights, trade secret rights and other intellectual property rights to such inventions, discoveries, works of authorship, and other developments, (collectively, “Pre-existing Intellectual Property”). Neither party shall have any rights to any Pre-existing Intellectual Property of the other party, except as may be otherwise expressly provided in any other written agreement between the parties.

4.2 Intellectual Property. Scilex shall solely own all inventions (whether patentable or unpatentable), works of authorship, and other developments that Consultant or Consultant Key Person conceives in performing the Agreement (collectively, “Intellectual Property”). Consultant shall promptly notify Scilex, in writing, of any Intellectual Property that Consultant or Consultant Key Person conceives in performing this Agreement. Such notice shall provide a full written description of the Intellectual Property in sufficient detail to permit its understanding by one of ordinary skill in the art to which the invention pertains.

4.3 Assignment and Other Rights. Consultant shall and hereby does assign to Scilex the entirety of Consultant’s rights to any Intellectual Property that Consultant or Consultant Key Person conceives in performing the Agreement, and Consultant and Consultant Key Person will have no remaining rights to such Intellectual Property. Scilex will have the right to prosecute, maintain, and enforce, at its expense, any patents and patent applications relating to such Intellectual Property, and will have all rights to damages or other recovery for infringement of any such patents, without any obligation to Consultant or Consultant Key Person. Consultant shall promptly execute (and shall cause Consultant Key Person to promptly execute) any documents that Scilex reasonably requests in connection with such prosecution, maintenance, and enforcement.

4.4 Consultant Property and Third-Party Property. Without Scilex’s prior written approval, Consultant will not (and shall cause Consultant Key Person not to) knowingly use in the performance of the Services, any of its (or Consultant Key Person’s) own intellectual property or that of a third-party that may interfere with Scilex’s rights to Intellectual Property.

5. DISCLOSURES TO SCILEX. Consultant represents, warrants and covenants that any and all information and materials disclosed to, and which may be disclosed during the Term to, Scilex, or used for the benefit of Scilex by Consultant or Consultant Key Person (excluding information and materials provided to Consultant or Consultant Key Person by Scilex) do not and will not include any confidential, trade secret or proprietary information of third-parties, and that Consultant (or Consultant Key Person) has the full and exclusive right and authority to disclose and use such information and materials upon the terms and conditions stated herein. If, during the Term, Consultant or Consultant Key Person discloses any copyrightable works, inventions, discoveries, or ideas to Scilex which were conceived or written prior to the Agreement, or which are not based upon any information received from Scilex, Scilex will have no liability to Consultant or Consultant Key Person because of Scilex’s use of such works, inventions, discoveries or ideas.

6. INDEPENDENT CONTRACTOR. Consultant is an independent contractor and neither Consultant nor Consultant Key Person shall be considered an employee or agent of Scilex. Consultant and Consultant Key Person have no authority to obligate Scilex by contract or otherwise. Consultant Key Person is not entitled to receive any employee welfare, pension or fringe benefits of any type from Scilex including, but not limited to, medical and dental coverage, disability, life insurance, severance, stock or deferred compensation programs, vacation or other paid time off. Consultant or Consultant Key Person shall be responsible for all taxes, including without limitation, withholding, income, payroll and employment, value added, sales, goods and services, and stamp taxes, and any and all taxes assessed by any government authority that apply to the Services rendered by Consultant under the Agreement. Scilex shall be entitled to withhold from any payment due to Consultant any taxes that Scilex is required to pay on behalf of Consultant, and such payment shall decrease by an equivalent amount the payment due to Consultant. Scilex will report payments made to Consultant as required by applicable federal, state or local tax law or regulations. Consultant may receive a Form 1099 if required under the United States Internal Revenue Code, and/or if the total annual compensation amount (including any products) exceeds the United States Internal Revenue Service threshold limit.

7. SUBCONTRACTING. Consultant will not subcontract or otherwise delegate any of Consultant’s obligations under the Agreement (other than with respect to services to be provided by Consultant Key Person) without Scilex’s express prior written consent, which shall not be unreasonably withheld. Provided that Scilex grants such consent, Consultant shall enter into a binding written agreement with such subcontractor that protects Scilex’s rights and interests to at least the same degree as the Agreement. Consultant will be responsible for the direction and coordination of the services of each approved subcontractor. Scilex will have no obligation or liability to any subcontractor.

8. MUTUAL INDEMNIFICATION.

8.1 Mutual Indemnity. Each party (the “Indemnifying Party”) agrees to defend the other party, its affiliates and each of their respective officers, directors, employees, contractors and agents (each an “Indemnified Party”) from and against any action, claim, suit, investigation or other proceeding brought by a third party (a “Claim”) to the extent such Claim arises out of the Indemnifying Party’s breach of this Agreement or the negligence, recklessness or willful misconduct on the part of the Indemnifying Party, its officers, directors, employees, agents or other representatives in connection with this Agreement. The Indemnifying Party will indemnify and hold harmless the Indemnified Party from any liabilities, losses, damages, judgments, awards, fines, penalties, costs and expenses (including reasonable attorneys’ fees and costs of defense) incurred by or levied against such Indemnified Party as a result of such Claim.

8.2 General Conditions of Indemnification. The Indemnifying Party’s obligations under Section 8.1 are conditioned upon the Indemnified Party (a) providing written notice to the Indemnifying Party of any Claim within thirty (30) days after the Indemnified Party has knowledge of such Claim (except that failure to timely provide such notice will relieve the Indemnifying Party of its obligations only to the extent the Indemnifying Party is materially prejudiced as a direct result of such delay); (b) giving the Indemnifying Party sole control over the defense thereof and any related settlement negotiations; and (c) cooperating and, at the Indemnifying Party’s request and expense, assisting in such defense. Notwithstanding the foregoing, the Indemnified Party may participate at its own expense in the defense and any settlement discussions, and will have the right to approve any settlement agreement that involves an admission of fault by the Indemnified Party or imposes non-monetary obligations on the Indemnified Party; provided, however, that such approval will not be unreasonably withheld.

9. LIMITATION OF LIABILITY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR EXEMPLARY, SPECIAL OR PUNITIVE DAMAGES ARISING FROM OR RELATING TO THE AGREEMENT, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THIS LIMITATION SHALL NOT APPLY TO EACH PARTY’S (A) BREACH OF SECTION 3 (CONFIDENTIALITY); (B) BREACH OF SECTION 4 (OWNERSHIP OF WORK PRODUCT); (C) INDEMNIFICATION OBLIGATIONS UNDER SECTION 8, OR (C) RECKLESSNESS, INTENTIONAL MISCONDUCT OR FRAUD.

10. NO CONFLICTS. Consultant will refrain (and shall cause Consultant Key Person to refrain) from any activity, and will not enter into any agreement, or make any commitment that is (a) inconsistent or incompatible with Consultant’s obligations under the Agreement, including Consultant’s or Consultant Key Person’s ability to perform the Services, (b) would prejudice Consultant’s or Consultant Key Person’s independence and objectivity in performing the Services, or (c) interferes with Scilex’s business.

11. 11. COMPLIANCE.

11.1 Healthcare Law Compliance. Consultant agrees that reimbursement of expenses is limited to the terms of the Agreement. Consultant further agrees that in furtherance of performing the Services, Consultant and Consultant Key Person shall not pay for any portion of a business meal with any third party, including any healthcare professional. Payment of a business meal that is part of a planned, pre-approved event and that is attended by Consultant Key Person (or other representative of Consultant), a representative of Scilex and one or more healthcare professionals, shall be the exclusive responsibility of Scilex; provided that such business meals: (a) are in connection with a substantive educational or business discussion relating to Scilex products; (b) are modest in cost by local standards where the meal occurs, but in no event shall such business meal exceed $150.00 per person; (c) occur at an appropriate venue; (d) do not include such healthcare professional’s spouse or guests; (e) do not include entertainment; and (f) not be an inducement or reward to such healthcare professional(s) for prescribing, purchasing or recommending Scilex products.

11.2 Federal Healthcare Eligibility. Consultant represents and warrants that neither Consultant, Consultant Key Person, nor any of Consultant’s other employees, agents, vendors, consultants or other representatives, have been convicted of an offense related to healthcare or listed by a federal agency as debarred, excluded, or otherwise ineligible for federal program participation. Consultant shall promptly notify Scilex in writing, but in any event no later than two (2) business days, if Consultant, Consultant Key Person, or any of Consultant’s employees, become excluded from any federal health care program during the Term. Upon receipt of such notification, Consultant shall immediately become ineligible to perform Services under the Agreement and Scilex shall have the right to immediately terminate the Agreement.

11.3 Formulary and Committee Membership Disclosures. During the Term, if Consultant or Consultant Key Person is a member of a committee that sets formularies or develops clinical guidelines, affiliated with any healthcare institute, medical committee, or other medical or scientific organization (collectively, “Committee”), Consultant agrees to disclose to such Committee the existence of its relationship with Scilex without breaching any obligations of confidentiality to Scilex as provided under the Agreement. Consultant also agrees to make such disclosures for a period of two (2) years following the expiration or termination of the Agreement.

11. 4 Anti-Bribery. Consultant shall comply with (and shall cause Consultant Key Person to comply with) all applicable anti-bribery laws and regulations, including, without limitation, the U. S. Foreign Corrupt Practices Act of 1977, as amended, or the U. K. Bribery Act of 2010, as amended, and shall not cause Scilex to be in breach of any of the anti-bribery laws and regulations in the countries where Scilex operates. Without limiting the generality of the foregoing, in performing the Services, neither Consultant, Consultant Key Person, nor any of Consultant’s other employees, agents or other representatives will pay, offer or promise to pay, or authorize the payment of, any money, or give or promise to give, or authorize the giving of, any services or anything else of value, either directly or through a third party, to any official or employee of any governmental authority or instrumentality, or of a public international organization, or of any agency or subdivision thereof, or to any political party or official thereof or to any candidate for political office, or to any other company, person or entity, corruptly for the purpose of (a) influencing any act or decision of that person in his/her official capacity, including a decision to fail to perform his/her official functions with such governmental agency or instrumentality or such public international organization, or such political party, or any other company, person or entity, or to perform such functions improperly, (b) inducing such person to use his/her influence with such governmental agency or instrumentality or such public international organization or such political party, or any other company, person or entity to affect or influence any act or decision thereof or (c) securing any improper advantage.

12. TERMINATION. The Agreement may be terminated at any time prior to the expiration of the Term: (a) by mutual written consent of Scilex and Consultant; or (b) by Scilex, at its option and without waiving any other available remedy, immediately upon providing written notice to Consultant, if Consultant or Consultant Key Person has breached the Agreement or these Terms and Conditions. In addition, the Agreement will terminate automatically upon the death of Consultant Key Person. In the event of any termination of the Agreement by either Scilex or Consultant as provided in this Section 12 or as a result of Consultant Key Person’s death, the Agreement shall become void and there shall be no liability or obligation on the party of either Scilex or Consultant arising out of or in connection with the Agreement (other than Scilex’s obligation to pay Consultant any unpaid fees for Services performed prior to such termination or Expenses incurred prior to such termination), except that nothing in the Agreement shall relieve any party from the obligations set forth in Sections 3 (Confidentiality), 4 (Ownership of Work Product), 8 (Mutual Indemnification), 11.3 (Formulary and Committee Membership Disclosure), and 13 (Miscellaneous) of these Terms and Conditions (collectively, the “Surviving Provisions”); provided that any pre-termination breaches of the Agreement shall survive the termination and Scilex shall be entitled to all remedies available at law or in equity in connection with any such pre-termination breach of the Agreement and all future breaches of any Surviving Provision.

13. MISCELLANEOUS.

13.1 Governing Law. The Agreement shall be governed by the internal laws of the State of California without regard to conflicts of law principles.

13.2 Scilex Rules and Procedures. While on Scilex’s premises, if applicable, Consultant agrees to comply with (and shall cause Consultant Key Person to comply with) Scilex’s then-current access rules and procedures, including those procedures pertaining to safety, confidentiality and security.

13.3 Dispute Resolution. The Parties agree that any and all disputes, claims or controversies arising out of or relating to the Agreement that are not resolved by their mutual agreement (a) shall be brought by a party in such party’s individual capacity, and not as a plaintiff or class member in any purported class or representative proceeding and (b) shall be submitted to final and binding arbitration before JAMS (formerly Judicial Arbitration and Mediation Services), or its successor, pursuant to the United States Arbitration Act, 9 U. S. C. Sec. 1 et seq. Either party may commence the arbitration process called for in this Section by filing a written demand for arbitration with JAMS, with a copy to the other party. The arbitration will be conducted in accordance with the provisions of JAMS’ Comprehensive Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration. The parties will cooperate with JAMS and with one another in selecting a single arbitrator from JAMS’ panel of neutrals, and in scheduling the arbitration proceedings, which shall take place in Santa Clara County, California and in the English language. The parties agree that they will participate in the arbitration in good faith, and that they will share equally in its costs. The provisions of this Section may be enforced by any Court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys’ fees, to be paid by the party against whom enforcement is ordered.

13.4 Remedies. Except as expressly set forth herein, the exercise of any remedies hereunder shall be cumulative and in addition to, and not in limitation of, any other remedies available to such party at law or in equity.

13.5 Severability; Waiver. If any provision of the Agreement is held by an arbitrator or court of competent jurisdiction to be void or unenforceable, such provision will be deemed modified and will be interpreted to accomplish the objectives of such provision to the greatest extent possible under applicable law and the remaining provisions of the Agreement will continue in full force and effect. Any waiver or failure to enforce any provision of the Agreement by either party on one or more occasion shall not be deemed a waiver of any other provision or of such provision on any other occasion.

13.6 Construction. The headings used for the sections of the Agreement are for information purposes and convenience only and in no way define, limit, construe or describe the scope or extent of the sections. The word “including” or any variation thereof means “including, without limitation” and will not be construed to limit any general statement that such word or variation thereof follows. The language used in the Agreement will be deemed to be the language chosen by the parties to express the parties’ collective mutual intent, and no rule of strict construction will be applied against any party.

13.7 Assignment. Without the prior written consent of Scilex, Consultant shall not assign any of its rights, interests or obligations hereunder (including by operation of law, merger, consolidation, sale of all or substantially all of its assets, or a change of control). Any assignment in violation of the preceding sentence shall be void and no assignment shall relieve Consultant of any of its obligations under the Agreement. Scilex may assign any of its rights in or interests hereunder without the prior written consent of Consultant.

13.8 Further Assurances. Each party shall execute and deliver to the other party such instruments and other documents, and shall take such other actions, as such other party may reasonably request at any time for the purpose of carrying out or evidencing any of the transactions contemplated hereby.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2025

SCILEX HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-39852	92-1062542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California, 94303

(Address of principal executive offices, including zip code)

(650) 516-4310

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, par value $0.0001 per share	SCLX	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $402.50	SCLXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

Semnur Securities Purchase Agreement

On September 23, 2025, Scilex Holding Company (the “Company”), Scilex, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Scilex, Inc.” and together with the Company, the “Scilex Sellers”) and, solely with respect to certain registration rights described below, Semnur Pharmaceuticals, Inc., a majority owned subsidiary of the Company (“Semnur”), entered into a Securities Purchase Agreement (“Biconomy Resale SPA”) with Biconomy PTE.LTD (“Biconomy”).

Pursuant to the Biconomy Resale SPA, the Scilex Sellers agreed to sell, and Biconomy agreed to purchase, an aggregate of 12,500,000 shares (the “Biconomy Resale SPA Shares”) of common stock, par value $0.0001 per share of Semnur (“Semnur Common Stock”), comprised of: (i) 554,849 shares of Semnur Common Stock held by the Company and (ii) 11,945,151 shares of Semnur Common Stock held by Scilex, Inc. The Biconomy Resale SPA Shares are being sold for a purchase price of $16.00 per share (the “Purchase Price”), payable in Bitcoin blockchain (“Bitcoin”), with such amount of Bitcoin equal to the quotient of (A) Biconomy’s aggregate Purchase Price divided by (B) the spot exchange rate for Bitcoin as published by Coinbase.com at 8:00 p.m. (New York City time) on the trading day immediately prior to the closing date of the purchase. The closing of the transactions contemplated by the Biconomy Resale SPA occurred on September 25, 2025.

Pursuant to the Biconomy Resale SPA, Semnur is obligated to file a registration statement registering the resale of the Biconomy Resale SPA Shares under the Securities Act of 1933, as amended, (the “Securities Act”) within 90 days of the closing the purchase and sale of the Biconomy Resale SPA Shares.

The Biconomy Resale SPA contains customary representations, warranties, covenants and agreements by the Scilex Sellers and Biconomy and customary conditions to closing.

The foregoing summary of the Biconomy Resale SPA does not purport to be complete and is qualified in its entirety by reference to the full text of the Biconomy Resale SPA, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

This report does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of the Biconomy Resale SPA Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 2.01. Completion of Acquisition or Disposition of Assets

The information provided in Item 1.01 regarding the Biconomy Resale SPA is hereby incorporated by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 1.01 regarding the Biconomy Resale SPA Shares is hereby incorporated by reference. The Biconomy Resale SPA Shares were transferred to Biconomy in a transaction exempt from registration under the Securities Act, in reliance on the provisions of Section 4(a)(1) of the Securities Act pursuant to the so called Section 4(a)(1 1/2) exemption. Biconomy has represented to the Company that it is an “accredited investor,” as defined in Regulation D, and will acquire the Biconomy Resale SPA Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

Except for the registration rights contemplated by the Biconomy Resale SPA with respect to the resale by Biconomy of the Resale SPA Shares, such shares will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor the Biconomy Resale SPA is an offer to sell or the solicitation of an offer to buy shares of common stock of Semnur.

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Item 7.01. Regulation FD Disclosure.

On September 23, 2025, the Company issued a press release announcing the execution of the Biconomy Resale SPA. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference into any filing by the Company, under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

In connection with the Biconomy Resale SPA and related transactions described herein, the Company is filing certain updated risk factors disclosure applicable to its business for the purpose of supplementing and updating disclosures contained in the Company’s prior public filings, including those discussed under the heading “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025 (as amended). The supplemental updated risk factors are filed herewith as Exhibit 99.2 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1#	Securities Purchase Agreement, dated September 23, 2025, by and among Scilex Holding Company, Scilex, Inc., Semnur Pharmaceuticals and Biconomy PTE.LTD.

99.1	Press release dated September 23, 2025.

99.2	Supplemental Risk Factors.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

#

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601. The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCILEX HOLDING COMPANY

	By:	/s/ Henry Ji
	Name:	Henry Ji
Date: September 26, 2025	Title:	Chief Executive Officer and President

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Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of September 23, 2025, by and among Scilex Holding Company, a Delaware corporation, with headquarters located at 960 San Antonio Road, Palo Alto, CA 94303 (“SHC”), Scilex, Inc., a Delaware corporation and wholly owned subsidiary of SHC (“Scilex, Inc.” and together with SHC, each a “Seller” and jointly, the “Sellers”) the purchasers listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”) and, solely with respect to Sections 4, 5 and 10 (the “Specified Sections”), Semnur Pharmaceuticals, Inc., a Delaware corporation (“Semnur”).

RECITALS

1. Each Seller and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations thereunder as promulgated by the United States Securities and Exchange Commission (the “SEC”).

2. Each Seller currently holds shares of common stock, par value $0.0001 per share, of Semnur (“Semnur Common Stock”).

3. Each Buyer wishes to purchase from the Sellers, and the Sellers wish to sell such Buyer, upon the terms and conditions stated in this Agreement, such aggregate number of shares of Semnur Common Stock set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers attached hereto (which aggregate amount for all Buyers together shall be 12,500,000 shares of Semnur Common Stock, consisting of an aggregate of 554,849 shares of Semnur Common Stock currently held by SHC and 11,945,151 shares of Semnur Common Stock currently held by Scilex, Inc. (in each case subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events occurring after the date hereof), which shall collectively be referred to herein as the “Semnur Common Shares”), with the applicable Seller identified in column (3)(a) on the Schedule of Buyers.

4. Semnur has agreed to provide certain registration rights to the Buyers as set forth in Section 5.

NOW, THEREFORE, each Seller, each Buyer and Semnur hereby agree as follows:

1. PURCHASE AND SALE OF SEMNUR COMMON SHARES.

(a) Purchase of Common Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 7 and 8 below, the applicable Seller(s) shall sell to the applicable Buyer(s), and each Buyer severally, but not jointly, agrees to purchase from the applicable Seller(s) on the Closing Date (as defined below), the number of Semnur Common Shares as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers attached hereto (the “Closing”).

(b) Closing. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York City time, on a date mutually agreed to by each Seller and each Buyer after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 7 and 8 below, remotely by electronic transfer of Closing documentation.

(c) Purchase Price. The purchase price for the Semnur Common Shares to be purchased by each Buyer pursuant to this Agreement at the Closing shall be $16.00 per Semnur Common Share (subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events occurring after the date hereof), with the aggregate purchase price for the Semnur Common Shares to be purchased by each Buyer to be the amount set forth opposite such Buyer’s name in column (4) of the Schedule of Buyers attached hereto (the “Purchase Price”).

(d) Form of Payment. On the Closing Date, (i) each Buyer shall pay to the Sellers an amount in the native currency of Bitcoin blockchain (“BTC”) transferred to the digital wallet address maintained by or under the management of Biconomy.com in the name of SHC or one of its subsidiaries (the “Seller Wallet”), as is equal to the quotient of: (A) such Buyer’s respective Purchase Price for the Semnur Common Shares to be sold by the applicable Seller(s) to such Buyer pursuant to this Agreement divided by (B) the spot exchange rate for BTC as published by Coinbase.com at 8:00 p.m. (New York City time) on the trading day immediately prior to the Closing Date; and (ii) the applicable Seller(s) shall deliver to each Buyer an executed stock power transferring to such Buyer the number of Semnur Common Shares such Buyer is purchasing from the applicable Seller(s) pursuant to this Agreement as is set forth opposite such Buyer’s name in column (3) of the Schedule of Buyers attached hereto.

2. BUYER’S REPRESENTATIONS AND WARRANTIES. Each Buyer, severally and not jointly, represents and warrants with respect to only itself to the Sellers and Semnur that:

(a) No Public Sale or Distribution. Such Buyer is acquiring the Semnur Common Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Semnur Common Shares for any minimum or other specific term and reserves the right to dispose of the Semnur Common Shares at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer is acquiring the Semnur Common Shares hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the Semnur Common Shares. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(b) Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(c) Reliance on Exemptions. Such Buyer understands that the Semnur Common Shares are being offered and sold to it in reliance on specific exemptions from the

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registration requirements of United States federal and state securities laws and that each Seller is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Semnur Common Shares.

(d) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of Semnur and materials relating to the offer and sale of the Semnur Common Shares that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of Semnur and the Sellers. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Sellers’ representations and warranties contained herein. Such Buyer understands that its investment in the Semnur Common Shares involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Semnur Common Shares. Such Buyer represents, acknowledges and agrees that (i) such Buyer will not retain any rights in any BTC paid to the applicable Seller(s) pursuant to this Agreement, (ii) none of the BTC paid by such Buyer to the applicable Seller(s) pursuant to this Agreement is subject to liabilities that will be assumed by either Seller, and (iii) the fair market value of the BTC to be paid by such Buyer to the applicable Seller(s) is at least equal to or greater than such Buyer’s tax basis in such BTC.

(e) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Semnur Common Shares or the fairness or suitability of the investment in the Semnur Common Shares nor have such authorities passed upon or endorsed the merits of the offering of the Semnur Common Shares.

(f) Transfer or Resale. Such Buyer understands that: (i) the Semnur Common Shares have not been and, except as contemplated by Section 5, will not be, registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to Semnur an opinion of counsel, in a form reasonably acceptable to Semnur, to the effect that such Semnur Common Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides Semnur with reasonable assurance that such Semnur Common Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended (or a successor rule thereto) (collectively, “Rule 144”); and (ii) any sale of the Semnur Common Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Semnur Common Shares under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder.

(g) Legends. Such Buyer understands that the certificates or other instruments representing the Semnur Common Shares and, until such time as the Semnur Common Shares have been registered under the 1933 Act as contemplated in Section 5, the stock certificates representing

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the Semnur Common Shares, except as set forth below, shall bear a restrictive legend in the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

The legend set forth above shall be removed and Semnur shall issue a certificate without such legend to the holder of the Semnur Common Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC, if (i) such Semnur Common Shares are registered for resale under the 1933 Act or exchanged for other securities in a transaction registered under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides Semnur with an opinion of counsel, in a form reasonably acceptable to Semnur, to the effect that such sale, assignment or transfer of the Semnur Common Shares may be made without registration under the applicable requirements of the 1933 Act, or (iii) the Semnur Common Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A.

(h) Validity; Enforcement. This Agreement and each of the other agreements entered into by such Buyer in connection with the transactions contemplated by this Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and each of the other agreements entered into by such Buyer in connection with the transactions contemplated by this Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually

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or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(j) Acknowledgement. Each Buyer acknowledges and understands: (i) the Sellers may possess material nonpublic information not known to such Buyer that may impact the value of Semnur and the Semnur Common Shares; (ii) the disadvantage to which such Buyer is subject due to the disparity of information between such Buyer and the Sellers; (iii) notwithstanding such disparity of information, such Buyer has deemed it appropriate to purchase the Semnur Common Shares to be sold by the applicable Seller(s) to such Buyer pursuant to this Agreement from the applicable Seller(s) as contemplated hereunder (and if such Buyer were in possession of some or all of any such material nonpublic information, such Buyer might not purchase the Semnur Common Shares from the applicable Seller(s)); (iv) such Buyer has made its own decision to consummate the transaction contemplated hereunder based on its own independent review and consultations with such investment, legal, tax, accounting and other advisers as such Buyer deemed necessary, and without reliance on any representation or warranty of, or advice from, the Sellers; (v) such Buyer hereby waives any right to rescind or invalidate the purchase of the Shares from the applicable Seller(s) or to seek any damages or other remuneration from either Seller based on the possession of any such material nonpublic information by either Seller or the lack of possession of any such material nonpublic information by such Buyer; (vi) the Purchase Price represents a mutually agreed upon price for the Semnur Common Shares determined by such Buyer and the applicable Seller(s) and does not necessarily represent the fair market value of the Semnur Common Shares as of the date hereof, as of the Closing or in the future; and (vii) neither the Purchase Price nor the number of Semnur Common Shares to be sold by the applicable Seller(s) to such Buyer hereunder shall be adjusted for any stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events occurring with respect to the Semnur Common Stock or Semnur Common Stock between the date hereof and the Closing Date. Without limiting the generality of the foregoing, such Buyer agrees that the Sellers shall have no liability to such Buyer or its beneficiaries whatsoever due to or in connection with either Sellers’ use or non-disclosure of any material nonpublic information or otherwise as a result of the transaction contemplated hereby, and such Buyer hereby irrevocably waives any claim that such Buyer might have based on the failure of either Seller to disclose any material nonpublic information about Semnur, the Semnur Common Shares or otherwise.

(k) BTC. (i) Such Buyer has all rights, title and interest in and to the BTC to be paid and transferred by such Buyer to the applicable Seller(s) pursuant to this Agreement, (ii) such Buyer’s BTC is held in a digital wallet held or operated by or on behalf of such Buyer at or by an appropriately regulated custodian or trustee and in accordance with industry-standard security practices (the “Buyer Digital Wallet”) and neither such BTC nor its Buyer Digital Wallet is subject to any liens, encumbrances or other restrictions, (iii) such Buyer has taken commercially reasonable steps to protect its Buyer Digital Wallet and such BTC, and (iv) such Buyer has the exclusive control of its Buyer Digital Wallet, including by use of “private keys” or other equivalent means or through custody arrangements or other equivalent means.

3. REPRESENTATIONS AND WARRANTIES OF THE SELLERS.

Each Seller represents and warrants to each of the Buyers and Semnur that, as of the date hereof and as of the Closing Date:

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(a) Organization; Authorization; Enforcement; Validity. Such Seller is an entity duly organized and validly existing and in good standing under the laws of the state of Delaware. Such Seller has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and each of the other agreements entered into by such Seller in connection with the transactions contemplated by this Agreement and, upon such Seller’s receipt of the Semnur Common Stock, will have the corporate power and authority to sell the Semnur Common Shares in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and each of the other agreements entered into by such Seller in connection with the transactions contemplated by this Agreement and the consummation by such Seller of the transactions contemplated hereby and thereby, have been duly authorized by such Seller’s Board of Directors and (other than filings pursuant to applicable securities laws), no further filing, consent or authorization is required by such Seller, its Board of Directors or its stockholders. This Agreement and each of the other agreements entered into by such Seller in connection with the transactions contemplated by this Agreement have been duly executed and delivered by such Seller, and constitute the legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(b) No Conflicts. The execution, delivery and performance of this Agreement and each of the other agreements entered into by such Seller in connection with the transactions contemplated by this Agreement and the consummation by such Seller of the transactions contemplated hereby and thereby will not (i) result in a violation of such Seller’s Certificate of Incorporation, as amended from time to time, or such Seller’s Bylaws, as amended from time to time, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Seller is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations) and including all applicable foreign, federal, state laws, rules and regulations applicable to such Seller or by which any property or asset of such Seller is bound or affected, except, in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Seller to perform its obligations hereunder.

(c) Consents. Such Seller is not required to obtain any consent from, authorization or order of, or make any filing or registration with (other than filings pursuant to applicable securities laws), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement and each of the other agreements entered into by such Seller in connection with the transactions contemplated by this Agreement, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which such Seller is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date (or in the case of filings detailed above, will be made timely after the Closing Date).

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(d) Acknowledgment Regarding Buyer’s Purchase of Semnur Common Shares. Such Seller acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and each of the other agreements entered into by such Seller in connection with the transactions contemplated by this Agreement and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of Semnur, (ii) an “affiliate” of Semnur (as defined in Rule 144) or (iii) to the knowledge of such Seller, a “beneficial owner” of more than 10% of the Semnur Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act).

(e) No General Solicitation; Fees. Neither such Seller nor its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Semnur Common Shares. Such Seller shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby, including, without limitation, financial advisory fees payable to JW Capital (the “Financial Advisor”) in connection with the sale of the Semnur Common Shares. The Seller shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim.

(f) No Integrated Offering. Neither such Seller, nor any of its affiliates, nor any Person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Semnur Common Shares under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Semnur Common Shares to require approval of stockholders of such Seller for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of Semnur are listed or designated for quotation. Neither such Seller nor its affiliates nor any Person acting on their behalf will take any action or steps that would require registration of the sale of any of the Semnur Common Shares pursuant to this Agreement under the 1933 Act or cause the purchase or sale of any of the Semnur Common Shares pursuant to this Agreement to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.

4. REPRESENTATIONS AND WARRANTIES OF SEMNUR.

Semnur represents and warrants to each of the Buyers and the Sellers that, as of the date hereof and as of the Closing Date:

(a) Organization; Authorization; Enforcement; Validity. Semnur is an entity duly organized and validly existing and in good standing under the laws of the state of Delaware. Semnur has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation by Semnur of the transactions contemplated hereby and thereby, have been duly authorized by Semnur’s Board of Directors and (other than filings pursuant to applicable securities laws), no further filing, consent or authorization is required by Semnur, its Board of Directors or its stockholders. This Agreement has been duly executed and delivered by Semnur, and constitutes

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the legal, valid and binding obligations of Semnur, enforceable against Semnur in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(b) No Conflicts. The execution, delivery and performance of this Agreement by Semnur and the consummation by Semnur of the transactions contemplated hereby and thereby will not (i) result in a violation of Semnur Certificate of Incorporation, as amended from time to time, or Semnur Bylaws, as amended from time to time, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Semnur is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations) and including all applicable foreign, federal, state laws, rules and regulations applicable to Semnur or by which any property or asset of Semnur is bound or affected, except, in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Semnur to perform its obligations hereunder.

(c) Consents. Semnur is not required to obtain any consent from, authorization or order of, or make any filing or registration with (other than filings pursuant to applicable securities laws), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement and each of the other agreements entered into by Semnur in connection with the transactions contemplated by this Agreement, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which Semnur is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date (or in the case of filings detailed above, will be made timely after the Closing Date).

5. RESALE REGISTRATION RIGHTS.

(a) Registration Statement. Within 90 days following the Closing, Semnur shall (i) file with the SEC, or (ii) have filed with the SEC, a resale registration statement (together with any New Resale Registration Statement (as defined below), a “Resale Registration Statement”) pursuant to Rule 415 under the 1933 Act, pursuant to which all of Semnur the Common Shares (the “Registrable Securities”) shall be included (on the initial filing or by supplement or amendment thereto) to enable the public resale on a delayed or continuous basis of the Registrable Securities by the Buyers. Semnur shall file the Resale Registration Statement on such form as Semnur may then utilize under the rules of the SEC and use its commercially reasonable efforts to have the Resale Registration Statement declared effective under the 1933 Act as soon as practicable, but in no event more than the earlier of: (A) 120 days following the issuance of the Registrable Securities, and (B) seven business days after the date Semnur receives written notification from the SEC that such Resale Registration Statement will not be reviewed. Semnur agrees to use its commercially reasonable efforts to maintain the effectiveness of each Resale Registration Statement, including by filing any necessary post-effective amendments and prospectus supplements, or, alternatively, by filing one or more new registration statements (each,

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a “New Resale Registration Statement”) relating to the Registrable Securities as required by Rule 415 under the 1933 Act, continuously until the date that is the earlier of (A) two (2) years following the date of effectiveness of such Resale Registration Statement, (B) the date on which no Buyer holds any Registrable Securities covered by such Resale Registration Statement, or (C) the date that the Registrable Securities can be sold under Rule 144 without restriction.

(b) Provisions Relating to Registration.

(i) Notwithstanding any other provisions of this Agreement to the contrary, Semnur shall cause (A) each Resale Registration Statement (as of the effective date of the Resale Registration Statement), any amendment thereof (as of the effective date thereof) or supplement thereto (as of its date), (I) to comply in all material respects with the applicable requirements of the 1933 Act and the rules and regulations of the SEC, and (II) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (B) any related prospectus, preliminary prospectus and any amendment thereof or supplement thereto, as of its date, (1) to comply in all material respects with the applicable requirements of the 1933 Act and the rules and regulations of the SEC, and (2) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, Semnur shall have no such obligations or liabilities with respect to any written information pertaining to a Buyer and furnished to Semnur by or on behalf of such Buyer specifically for inclusion therein.

(ii) Semnur shall notify the Buyers: (A) when a Resale Registration Statement, or any amendment thereto has been filed with the SEC and when such Resale Registration Statement or any post-effective amendment thereto has become effective; (B) of any request by the SEC for amendments or supplements to any Resale Registration Statement or the prospectus included therein or for additional information; (C) of the issuance by the SEC of any stop order suspending the effectiveness of any Resale Registration Statement or the initiation of any proceedings for that purpose and of any other action, event or failure to act that would cause the Resale Registration Statement not to remain effective; and (D) of the receipt by Semnur of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose.

(iii) As promptly as practicable after becoming aware of such event, Semnur shall notify the Buyers of the happening of any event (a “Suspension Event”), of which Semnur has knowledge, as a result of which the prospectus included in a Resale Registration Statement as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its commercially reasonable efforts promptly to prepare a supplement or amendment to such Resale Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to a Buyer as any such Buyer may reasonably request; provided, however, that, for not more than 60 consecutive trading days (or a total of not more than 150 trading days in any 12 month period), Semnur may delay, to the extent permitted by and in a manner not in violation of applicable securities laws,

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the disclosure of material non-public information concerning Semnur (as well as prospectus or Resale Registration Statement updating), the disclosure of which at the time is not, in the good faith opinion of Semnur, in the best interests of Semnur; provided, further, that, if such Resale Registration Statement was not filed on Form S-3, such number of days shall not include the 15 calendar days following the filing of any Current Report on Form 8-K, Quarterly Report on Form 10-Q or Annual Report on Form 10-K, or other comparable form, for purposes of filing a post-effective amendment to such Resale Registration Statement.

(iv) Upon a Suspension Event, Semnur shall give written notice (a “Suspension Notice”) to the Buyers to suspend sales of the affected Registrable Securities, and such notice shall state that such suspension shall continue only for so long as the Suspension Event or its effect is continuing and Semnur is pursuing with reasonable diligence the completion of the matter giving rise to the Suspension Event or otherwise taking all reasonable steps to terminate suspension of the effectiveness or use of a Resale Registration Statement applicable to such affected Registrable Securities. In no event shall Semnur, without the prior written consent of a Buyer, disclose to any such Buyer any of the facts or circumstances giving rise to the Suspension Event. A Buyer shall not effect any sales of the Registrable Securities pursuant to such Resale Registration Statement (or such filings), at any time after it has received a Suspension Notice and prior to receipt of an End of Suspension Notice. A Buyer may resume effecting sales of the Registrable Securities under the applicable Resale Registration Statement (or such filings), following further notice to such effect (an “End of Suspension Notice”) from Semnur. This End of Suspension Notice shall be given by Semnur to the Buyers in the manner described above promptly following the conclusion of any Suspension Event and its effect. For the avoidance of doubt, a Suspension Notice shall not affect or otherwise limit sales of affected Registrable Securities under Rule 144 or otherwise outside of the applicable Resale Registration Statement.

(v) Notwithstanding any provision herein to the contrary, if Semnur gives a Suspension Notice pursuant to this Section 5(b) with respect to a Resale Registration Statement, Semnur shall extend the period during which such Resale Registration Statement shall be maintained effective under this Agreement by the number of days during the period from the date of the giving of the Suspension Notice to and including the date when the Buyers shall have received the End of Suspension Notice and copies of the supplemented or amended prospectus necessary to resume sales; provided, however, such period of time shall not be extended beyond the date that the Registrable Securities can be sold under Rule 144 without restriction.

(vi) Semnur shall bear all Registration Expenses incurred in connection with the registration of the Registrable Securities pursuant to this Agreement. “Registration Expenses” shall mean any and all expenses incident to the performance of or compliance with this Agreement, including without limitation: (i) all registration and filing fees; (ii) all fees and expenses associated with a required listing of the Registrable Securities on any securities exchange; (iii) fees and expenses with respect to filings required to be made with an exchange or any securities industry self-regulatory body; (iv) fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel for the underwriters or holders of securities in connection with blue sky qualifications of the securities and determination of their eligibility for investment under the laws of such jurisdictions); (v)

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printing, messenger, telephone and delivery expenses of Semnur; (vi) fees and disbursements of counsel for Semnur and customary fees and expenses for independent certified public accountants retained by Semnur (including the expenses of any comfort letters, or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters, if such comfort letter or comfort letters is required by the managing underwriter); (vii) securities acts liability insurance, if Semnur so desires; (viii) all internal expenses of Semnur (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties); (ix) the expense of any annual audit; and (x) the fees and expenses of any Person, including special experts, retained by Semnur; provided, however that “Registration Expenses” shall not include underwriting fees, discounts or commissions attributable to the sale of the Registrable Securities or any legal fees and expenses of counsel to the Buyers.

(vii) Notwithstanding anything to the contrary contained in this Agreement, Semnur shall not be required to include Registrable Securities held by any Buyer in a Resale Registration Statement unless such Buyer, following reasonable advance written request by Semnur, furnishes to Semnur, at least five (5) business days prior to the scheduled filing date of such Resale Registration Statement, an executed selling stockholder questionnaire in customary form reasonably acceptable to Semnur.

(c) Indemnification with Respect to Registration.

(i) In the event of the offer and sale of the Registrable Securities held by a Buyer under the 1933 Act, Semnur agrees to indemnify and hold harmless such Buyer and its directors, officers, employees, affiliates and agents and each Person who controls such Buyer within the meaning of the 1933 Act or the 1934 Act (collectively, the “Buyer Indemnified Parties”) from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof to which each Buyer Indemnified Party may become subject under the 1933 Act and the 1934 Act , insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon (A) any untrue statement or alleged untrue statement of a material fact contained in a Resale Registration Statement or in any amendment thereof, in each case at the time such became effective under the 1933 Act, or in the preliminary prospectus or other information that is deemed, under Rule 159 promulgated under the 1933 Act to have been conveyed to purchasers of securities at the time of sale of such securities (the “Disclosure Package”), in the prospectus or in any amendment thereof or supplement thereto, or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Disclosure Package or any prospectus, in the light of the circumstances under which they were made) not misleading, and shall reimburse, as incurred, the Buyer Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that Semnur shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in the Resale Registration Statement, the Disclosure Package, any prospectus or in any amendment thereof or supplement thereto in reliance upon and in conformity with written information pertaining to such Buyer and furnished to Semnur by or on behalf of such Buyer Indemnified Party specifically for inclusion therein; provided further, however, that Semnur shall not be liable in any such case to the extent that such loss,

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claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Disclosure Package, where (I) such statement or omission had been eliminated or remedied in any subsequently filed amended prospectus or prospectus supplement (the Disclosure Package, together with such updated documents, the “Updated Disclosure Package”), the filing of which such Buyer had been notified in accordance with the terms of this Agreement, (II) such Updated Disclosure Package was available at the time such Buyer sold Registrable Securities under the Resale Registration Statement, (III) such Updated Disclosure Package was not furnished by such Buyer to the Person asserting the loss, liability, claim, damage or liability, or an underwriter involved in the distribution of such Registrable Securities, at or prior to the time such furnishing is required by the 1933 Act, and (IV) the Updated Disclosure Package would have cured the defect giving rise to such loss, liability, claim, damage or action; and provided further, however, that this indemnity agreement will be in addition to any liability that Semnur may otherwise have to such Buyer Indemnified Party. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Buyer Indemnified Parties and shall survive the transfer of the Registrable Securities by a Buyer.

(ii) As a condition to including any Registrable Securities to be offered by a Buyer in any registration statement filed pursuant to this Agreement, such Buyer agrees to indemnify and hold harmless Semnur, each of its directors, each of its officers who signs the Resale Registration Statement, as well as any officers, employees, affiliates and agents of Semnur, and each Person, if any, who controls Semnur within the meaning of the 1933 Act or 1934 Act (a “Semnur Indemnified Party”) from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which a Semnur Indemnified Party may become subject under the 1933 Act or the 1934 Act, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement or in any amendment thereof, in each case at the time such became effective under the 1933 Act, or in any Disclosure Package, prospectus or in any amendment thereof or supplement thereto, or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Disclosure Package or any prospectus, in the light of the circumstances under which they were made) not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Buyer and furnished to Semnur by or on behalf of such Buyer specifically for inclusion therein; and, subject to the limitation immediately preceding this clause, shall reimburse, as incurred, the Semnur Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Buyer, or any such director, officer, employees, affiliates and agents and shall survive the transfer of such Registrable Securities by such Buyer, and such Buyer shall reimburse Semnur, and each such director, officer, employees, affiliates and agents for any legal or other expenses reasonably incurred by them in connection with investigating, defending, or settling and such loss, claim, damage, liability, action, or proceeding; provided, however, that the indemnity amount contained in this Section 5(c)(ii) shall in no event exceed the gross proceeds from the offering received by such Buyer. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of Semnur or any

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such director, officer, employees, affiliates and agents and shall survive the transfer by such Buyer of such Registrable Securities.

(iii) Promptly after receipt by a Buyer Indemnified Party or a Semnur Indemnified Party (each, an “Indemnified Party”) of notice of the commencement of any action or proceeding (including a governmental investigation), such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section5(c), notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve the indemnifying party from liability under Sections 5(c)(i) or 6(c)(ii) unless and to the extent it did not otherwise learn of such action and the indemnifying party has been materially prejudiced by such failure. In case any such action is brought against any Indemnified Party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the indemnifying party), and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof the indemnifying party will not be liable to such Indemnified Party under this Section 5(c) for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, if such Indemnified Party shall have been advised by counsel that there are one or more defenses available to it that are in conflict with those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), the reasonable fees and expenses of such Indemnified Party’s counsel shall be borne by the indemnifying party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for any Indemnified Party in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the Indemnified Party (not to be unreasonably withheld or delayed), effect any settlement of any pending or threatened action in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement (A) includes an unconditional release of such Indemnified Party from all liability on any claims that are the subject matter of such action, and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party. If the indemnification provided for in this Section 5(c) is unavailable or insufficient to hold harmless an Indemnified Party under Sections 5(c)(i) or 5(c)(ii), then each indemnifying party shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in Sections 5(c)(i) or 4(c)(ii), in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the Indemnified Party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Semnur on the one hand or such Buyer or Buyer Indemnified Party, as the case may be, on the other, and the parties’ relative intent, knowledge,

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access to information and opportunity to correct or prevent such statement or omission. The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 5(c)(iii) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim that is the subject of this Section 5(c)(iii). The parties agree that it would not be just and equitable if contributions were determined by pro rata allocation (even if such Buyer was treated as one entity for such purpose) or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding any other provision of this Section 5(c)(iii), a Buyer shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Buyer from the sale of the Registrable Securities pursuant to the Resale Registration Statement exceeds the amount of damages that such Buyer has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(iv) The agreements contained in this Section 5(c) shall survive the sale of the Registrable Securities pursuant to a Resale Registration Statement, and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any Indemnified Party.

6. COVENANT. Each party shall use its commercially reasonable efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Sections 7 and 8.

7. CONDITIONS TO EACH SELLERS’ OBLIGATION TO SELL THE SEMNUR COMMON SHARES.

The obligation of the Sellers hereunder to sell the Semnur Common Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Sellers’ sole benefit and may be waived by the Sellers at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(a) Such Buyer shall have delivered to the applicable Seller(s) the Purchase Price for the Semnur Common Shares being purchased by such Buyer at the Closing by paying and transferring the amount in BTC to the Seller Wallet as provided in Section 1(d).

(b) The representations and warranties of such Buyer shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

(c) The representations and warranties of Semnur shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that

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time (except for representations and warranties that speak as of a specific date which shall be true and correct in all material respects as of such specified date).

8. CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE THE SEMNUR COMMON SHARES.

The obligation of each Buyer hereunder to purchase the Semnur Common Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions; provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Sellers with prior written notice thereof:

(a) Each Seller shall have duly executed and delivered to such Buyer an executed stock power transferring to such Buyer the number of Semnur Common Shares (allocated in such amounts as such Buyer shall request in writing), being purchased by such Buyer at the Closing pursuant to this Agreement as set forth opposite such Buyer’s name in column (3) of the Schedule of Buyers attached hereto.

(b) The representations and warranties of each Seller shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct in all material respects as of such specified date) and each Seller shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing Date.

(c) The representations and warranties of Semnur shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct in all material respects as of such specified date).

(d) Each Seller shall have provided to such Buyer the address for the Seller Wallet.

9. TERMINATION. In the event that the Closing shall not have occurred with respect to a Buyer on or before December 31, 2025 due to the Sellers’ or such Buyer’s failure to satisfy the conditions set forth in Sections 7 and 8 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the Buyer, if such Buyer is the nonbreaching party, or the Sellers, if the Sellers are the nonbreaching parties, shall have the option to terminate this Agreement with respect to such Buyer, if such Buyer is the breaching party, or with respect to the Sellers, if any Seller is the breaching party, at the close of business on such date by delivering a written notice to that effect to each other party to this Agreement and without liability of any party to any other party. Upon a termination of this Agreement in accordance with this Section 9, Semnur’s obligations under Section 5 shall terminate in their entirety and be of no further force or effect.

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10. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a .pdf or other electronic signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a .pdf or other electronic signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

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(e) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Sellers, their respective affiliates and Persons acting on their respective behalf, on the one hand, and the Buyers, their affiliates and Persons acting on their behalf, on the other hand, with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, none of the Sellers nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Sellers and the holders of at least a majority of the aggregate amount of Semnur Common Shares to be sold to Buyers pursuant to this Agreement, and any amendment to this Agreement made in conformity with the provisions of this Section 10(e) shall be binding on all Buyers and holders of Semnur Common Shares, Semnur and the Sellers; provided, that any such amendment or waiver that complies with the foregoing but that disproportionately, materially and adversely affects the rights and obligations of any Buyer relative to the comparable rights and obligations of the other Buyers shall require the prior written consent of such adversely affected Buyer and provided further that the provisions of the Specified Sections may not be amended or waived without the written consent of Semnur. No provisions hereto may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the Buyers or holders of the Semnur Common Shares then outstanding.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement or any of the instruments referenced herein must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by electronic mail (provided that the sending party does not receive an automated rejection notice); or (iii) one (1) business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:

If to the Sellers:

960 San Antonio Road

Palo Alto, CA 94303

Attention: Henry Ji., Ph.D.

E-mail: HJi@scilexholding.com

With a copy (for informational purposes only) to:

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, CA 94304

Attention: Jeffrey T. Hartlin, Elizabeth A. Razzano

E-mail: jeffhartlin@paulhastings.com; elizabethrazzano@paulhastings.com

If to Semnur:

960 San Antonio Road

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Palo Alto, CA 94303

Attention: Jaisim Shah

E-mail: JShah@scilexholding.com

With a copy (for informational purposes only) to:

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, CA 94304

Attention: Jeffrey T. Hartlin, Elizabeth A. Razzano

E-mail: jeffhartlin@paulhastings.com; elizabethrazzano@paulhastings.com

If to a Buyer, to its address and e-mail address set forth on the Schedule of Buyers attached hereto, with copies (for informational purposes only) to such Buyer’s representatives as set forth in column (5) on the Schedule of Buyers attached hereto, or to such other address and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) calendar days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time and date or (C) provided by an overnight courier service shall be rebuttable evidence of personal service or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Semnur Common Shares. A Buyer may assign some or all of its rights hereunder without the consent of the Sellers or Semnur, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h) Third Party Beneficiaries. The Financial Advisor shall be a third party beneficiary of the representations and warranties of the Buyers in Section 2 and the representations and warranties of the Sellers in Section 3. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Survival. Unless this Agreement is terminated under Section 9, the representations and warranties of the Buyers contained in Section 2, the Sellers in Section 3 and Semnur in Section 4, and the agreements and covenants set forth in Sections 5, 6 and 10 shall survive the Closing. Each Buyer, each Seller and Semnur shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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(k) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. For purposes of this Agreement, “party”, “parties” and words of similar import (A) in the Specified Sections, shall constitute a reference to a party, or the parties, to this Agreement (including Semnur) and (B) for sections of this Agreement other than the Specified Sections, shall constitute a reference to a party, or the parties, to this Agreement, but shall not include Semnur.

(l) Remedies. Each party to this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, each of the parties hereto recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the other party hereto. Each of the parties hereto therefore agrees that each of the other parties hereto shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(m) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under this Agreement are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under this Agreement. Nothing contained herein, and no action taken by any Buyer pursuant hereto, shall be deemed to constitute the Buyers as, and the Sellers and Semnur acknowledge that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group, and neither the Sellers nor Semnur shall assert any such claim with respect to such obligations or the transactions contemplated hereby and the Sellers and Semnur acknowledge that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. The Sellers and Semnur acknowledge and each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

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IN WITNESS WHEREOF, each Seller, each Buyer and Semnur have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

THE SELLERS:

SCILEX HOLDING COMPANY

By:	/s/ Henry Ji
Name: Henry Ji, Ph.D.
Title: Chief Executive Officer

SCILEX, INC.

By:	/s/ Henry Ji
Name: Henry Ji, Ph.D.
Title: Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Seller, each Buyer and Semnur have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYER(S):

BICONOMY PTE.LTD

By:	/s/ Dmitriy Sheludko
Name: Dmitriy Sheludko Title: CEO

IN WITNESS WHEREOF, each Seller, each Buyer and Semnur have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

SEMNUR

SEMNUR PHARMACETUICALS INC., solely with respect to the Specified Sections

By:	/s/ Jaisim Shah
Name: Jaisim Shah
Title: Chief Executive Officer

Exhibit 99.1

FOR IMMEDIATE RELEASE

September 23, 2025

Scilex Holding Company Announces Signing of a Securities Purchase Agreement with an Institutional Investor to Exchange $200 Million of Common Stock of Semnur Pharmaceuticals, Inc. Held By Scilex Holding Company for $200 Million in Bitcoin

PALO ALTO, CALIFORNIA – September 23, 2025 (GLOBE NEWSWIRE) - Scilex Holding Company (“Scilex” or the “Company”) (Nasdaq: SCLX), an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain and neurodegenerative and cardiometabolic disease, today announced that it has signed a Securities Purchase Agreement (“SPA”) with the institutional investor to exchange $200 million of common stock of its majority owned subsidiary, Semnur Pharmaceuticals, Inc. (“Semnur”) (OTC: SMNR, SMNRW), held by Scilex for $200 million in Bitcoin (BTC).

The institutional investor will purchase a total of 12,500,000 shares of Semnur common stock held by Scilex for $16.00 per Semnur share (in each case subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events occurring after the date of the SPA). The transactions contemplated by the SPA are subject to customary closing conditions, including regarding the accuracy of the parties’ respective representations and warranties as well as the performance of the parties’ respective covenants, and is expected to close on or about September 23, 2025.

The offer and sale of the shares of Semnur common stock pursuant to the SPA are being made in transactions not involving a public offering and have not been registered pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506(b) of Regulation D promulgated thereunder and have not been registered under the Securities Act or applicable state securities laws. Accordingly, the shares of Semnur common stock sold pursuant to the SPA may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

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Scilex has engaged Biconomy.com (“Biconomy”) to collaborate on future crypto currency strategies which includes crypto currency reserve build up, treasury management, and strategy implementation. Biconomy will provide professional services to assist Scilex’s crypto market entry. “I am very excited to work with Scilex on their next endeavor in the crypto space. The experience, forward-thinking, and the services that we have in the crypto space will prove to be a valuable asset to Scilex in various crypto currency projects”, said Dmitry Sheludko, CEO of Bioconomy.com.

JW Capital Securities Limited served as the financial advisor for this transaction.

For more information on Scilex Holding Company, refer to www.scilexholding.com

For more information on Semnur Pharmaceuticals, Inc., refer to www.semnurpharma.com

For more information on ZTlido® including Full Prescribing Information, refer to www.ztlido.com.

For more information on ELYXYB®, including Full Prescribing Information, refer to www.elyxyb.com.

For more information on Gloperba®, including Full Prescribing Information, refer to www.gloperba.com.

About Scilex Holding Company

Scilex is an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain and neurodegenerative and cardiometabolic disease. Scilex targets indications with high unmet needs and large market opportunities with non-opioid therapies for the treatment of patients with acute and chronic pain and is dedicated to advancing and improving patient outcomes. Scilex’s commercial products include: (i) ZTlido® (lidocaine topical system) 1.8%, a prescription lidocaine topical product approved by the U.S. Food and Drug Administration (the “FDA”) for the relief of neuropathic pain associated with postherpetic neuralgia, which is a form of post-shingles nerve pain; (ii) ELYXYB®, a potential first-line treatment and the only FDA-approved, ready-to-use oral solution for the acute treatment of migraine, with or without aura, in adults; and (iii) Gloperba®, the first and only liquid oral version of the anti-gout medicine colchicine indicated for the prophylaxis of painful gout flares in adults.

In addition, Scilex has three product candidates: (i) SP-102 (10 mg, dexamethasone sodium phosphate viscous gel) (“SEMDEXA™” or “SP-102”), which is owned by Semnur and is a novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica, for which Scilex has completed a Phase 3 study and was granted Fast Track status from the FDA in 2017; (ii) SP-103 (lidocaine topical system) 5.4%, (“SP-103”), a next-generation, triple-strength formulation of ZTlido, for the treatment of acute pain and for which Scilex has recently completed a Phase 2 trial in acute low back pain. SP-103 has been granted Fast Track status from the FDA in low back

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pain; and (iii) SP-104 (4.5 mg, low-dose naltrexone hydrochloride delayed-release capsules) (“SP-104”), a novel low-dose delayed-release naltrexone hydrochloride being developed for the treatment of fibromyalgia.

Scilex is headquartered in Palo Alto, California.

About Semnur Pharmaceuticals, Inc.

Semnur is a clinical late-stage specialty pharmaceutical company focused on the development and commercialization of novel non-opioid pain therapies. Semnur’s product candidate, SP-102 (SEMDEXA™), is the first non-opioid novel gel formulation administered epidurally in development for patients with moderate to severe chronic radicular pain/sciatica.

Semnur Pharmaceuticals, Inc. is headquartered in Palo Alto, California

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts and may be accompanied by words that convey projected future events or outcomes, such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” or variations of such words or by expressions of similar meaning. These forward-looking statements include, but are not limited to, statements regarding future events, timing to complete the transactions contemplated by the SPA and the anticipated proceeds thereof, the SPA, the estimated or anticipated future results and benefits of the transactions contemplated by the SPA and the engagement of Biconomy, Scilex’s future plans for crypto currency reserve build up, treasury management and strategy implementation with BTC, future opportunities for Scilex and its subsidiaries, the future business strategies, long-term objectives and commercialization plans of Scilex and its subsidiaries, the current and prospective product candidates, planned clinical trials and preclinical activities and potential product approvals, as well as the potential for market acceptance of any approved products and the related market opportunity of Scilex and its subsidiaries, statements regarding SP-102, if approved by the FDA, Scilex’s potential to attract new capital and avoid the effects of negative debt leverage and other statements that are not historical facts. These statements are based on management’s current expectations of and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Scilex. These statements are subject to a number of risks and uncertainties regarding Scilex’s and Semnur’s businesses and the transactions contemplated by the SPA and the engagement of Biconomy, and actual results may differ materially. These risks and uncertainties include, but are not limited to, general economic, political and business conditions; the ability of Scilex and its subsidiaries to achieve the benefits of the transactions contemplated by the SPA, including future financial and operating results; risks related to the outcome of

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any legal proceedings that may be instituted against the parties regarding the transactions contemplated by the SPA or the engagement of Biconomy; the risk that the transactions contemplated by the SPA or the engagement of Biconomy disrupts current plans and operations; the ability of Scilex and its subsidiaries to develop and successfully market products; the ability of Scilex and its subsidiaries to grow and manage growth profitably and retain its key employees; the risk that the potential product candidates that Scilex develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; risks relating to uncertainty regarding the regulatory pathway for Scilex’s product candidates; the risk that Scilex’s product candidates may not be beneficial to patients or successfully commercialized; the risk that Scilex has overestimated the size of the target patient population, their willingness to try new therapies and the willingness of physicians to prescribe these therapies; risks that the prior results of the clinical trials may not be replicated; regulatory and intellectual property risks; the risk of failure to realize the anticipated benefits of the transactions contemplated by the SPA or the engagement of Biconomy and other risks and uncertainties indicated from time to time and other risks set forth in Scilex’s filings with the SEC. There may be additional risks that Scilex presently does not know or that Scilex currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide Scilex’s expectations, plans or forecasts of future events and views as of the date of the communication. Scilex anticipates that subsequent events and developments will cause such assessments to change. However, while Scilex may elect to update these forward-looking statements at some point in the future, Scilex specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Scilex’s assessments as of any date subsequent to the date of this communication. Accordingly, investors are cautioned not to place undue reliance on these forward-looking statements.

Contacts:

Investors and Media

Scilex Holding Company

960 San Antonio Road

Palo Alto, CA 94303

Office: (650) 516-4310

Email: investorrelations@scilexholding.com

Website: www.scilexholding.com

# # #

SEMDEXA™ (SP-102) is a trademark owned by Semnur Pharmaceuticals, Inc., a majority-owned subsidiary of Scilex Holding Company. A proprietary name review by the FDA is planned.

ZTlido® is a registered trademark owned by Scilex Pharmaceuticals Inc., a wholly-owned subsidiary of Scilex Holding Company.

Gloperba® is the subject of an exclusive, transferable license to use the registered trademark by Scilex Holding Company.

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ELYXYB® is a registered trademark owned by Scilex Holding Company.

Scilex Bio™ is a trademark owned by Scilex Holding Company, Inc.

All other trademarks are the property of their respective owners.

© 2025 Scilex Holding Company All Rights Reserved.

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Exhibit 99.2

Capitalized terms used but not otherwise defined in this Exhibit 99.2, shall have their respective meanings as set forth in the Form 8-K to which this Exhibit is attached.

Risks Related to Cryptocurrency

The Company intends to use the net proceeds from the Biconomy Resale SPA to purchase or otherwise acquire Bitcoin and to fund investments in other companies. The price of Bitcoin has been, and will likely continue to be, highly volatile. The Company’s operating results and share price may significantly fluctuate, including due to the highly volatile nature of the price of such digital assets and erratic market movements.

We intend to use the net proceeds from the Biconomy Resale SPA to purchase or otherwise acquire Bitcoin, for the establishment of the Company’s cryptocurrency treasury operations and to fund our investment in other companies. Digital assets generally are highly volatile assets. In addition, digital assets do not pay interest or other returns and so the ability to generate a return on investment from the net proceeds of any capital raisings will depend on whether there is appreciation in the value of digital assets following our purchases of digital assets with the net proceeds from such capital raisings. Future fluctuations in digital asset trading prices may result in our converting digital assets into cash with a value substantially below what we paid for such digital assets.

Our cryptocurrency treasury strategy has not been implemented or tested.

Our cryptocurrency acquisition and treasury strategy has not been tested. Although we believe cryptocurrency has the potential to serve as a hedge against inflation in the long term, the short-term price of cryptocurrency as an asset class declined in recent periods during which the inflation rate increased. Some investors and other market participants may disagree with our cryptocurrency acquisition strategy or actions we undertake to implement it. If cryptocurrency prices were to decrease or our cryptocurrency acquisition strategy otherwise proves unsuccessful, our financial condition, results of operations, and the market price of our common stock would be materially adversely impacted.

Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty, which could materially adversely affect the Company’s financial position, operations and prospects.

Bitcoin and other digital assets are relatively novel and are subject to significant uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of Bitcoin or other digital assets.

The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of Bitcoin or the ability of individuals or institutions such as us to own or transfer Bitcoin. For example, the U.S. executive branch, SEC, the European Union’s Markets in Crypto Assets Regulation, among others, have been active in recent years, and in the U.K., the Financial Services and Markets Act 2023, or FSMA 2023 became law. It is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC, Commodity Futures Trading Commission (“CFTC”), or other regulators, or whether, or when, any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function or the willingness of financial and other institutions to continue to provide services to the digital assets industry, nor how any new regulations or changes to existing regulations might impact the value of digital assets generally and Bitcoin specifically. The consequences of increased regulation of digital assets and digital asset activities could adversely affect the market price of Bitcoin and in turn adversely affect the market price of our common stock.

Moreover, the risks of engaging in a digital asset treasury strategy are relatively novel and have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

The growth of the digital assets industry in general, and the use and acceptance of Bitcoin in particular, may also impact the price of Bitcoin and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of Bitcoin may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure to Bitcoin, institutional demand for Bitcoin as an investment asset, the participation of traditional financial institutions in the digital assets industry, consumer demand for Bitcoin as a means of payment, and the availability and popularity of alternatives to bitcoin. Even if growth in Bitcoin adoption occurs in the near or medium-term, there is no assurance that Bitcoin usage will continue to grow over the long-term.

Because Bitcoin has no physical existence beyond the record of transactions on the Bitcoin blockchain, a variety of technical factors related to the Bitcoin blockchain could also impact the price of Bitcoin. For example, malicious attacks by miners, inadequate mining fees to incentivize validating of bitcoin transactions, hard “forks” of the Bitcoin blockchain into multiple blockchains, and advances in digital computing, algebraic geometry, and quantum computing could undercut the integrity of the Bitcoin blockchain and negatively affect the price of Bitcoin. The liquidity of Bitcoin may also be reduced and damage to the public perception of Bitcoin may occur, if financial institutions were to deny or limit banking services to businesses that hold Bitcoin, provide Bitcoin-related services or accept Bitcoin as payment, which could also decrease the price of Bitcoin. Similarly, the open-source nature of the bitcoin blockchain means the contributors and developers of the Bitcoin blockchain are generally not directly compensated for their contributions in maintaining and developing the blockchain, and any failure to properly monitor and upgrade the Bitcoin blockchain could adversely affect the Bitcoin blockchain and negatively affect the price of Bitcoin.

The liquidity of Bitcoin may also be impacted to the extent that changes in applicable laws and regulatory requirements negatively impact the ability of exchanges and trading venues to provide services for Bitcoin and other digital assets.

If any of the digital assets that we hold are classified as a security, we may be subject to extensive regulation, which could result in significant costs or force us to cease operations.

Regulatory changes or interpretations that classify digital assets that we hold as a security under the Securities Act of 1933, as amended, or Investment Company Act of 1940, as amended (the “Investment Company Act”), could require us to register and comply with additional regulations. Compliance with these requirements could impose extraordinary, non-recurring expenses on our business. If the costs and regulatory burdens become too great, we may be forced to modify or cease certain operations, which could be detrimental to our investors.

The SEC has previously indicated that certain digital assets may be considered securities depending on their structure and use. Future developments could change the legal status of digital assets that we may hold, requiring us to comply with securities laws. If we fail to do so, we may be forced to discontinue some or all of our business activities, negatively impacting investments in our securities.

If the SEC or other regulators determine that digital assets that we may hold qualify as securities, we may be required to register as an investment company under the Investment Company Act. This classification would subject us to additional periodic reporting, disclosure requirements, and regulatory compliance obligations, significantly increasing our operational costs. In addition, if Bitcoin or another digital asset we hold were determined to constitute a security for purposes of the federal securities laws, we would likely take steps to reduce the percentage of Bitcoin or such other digital assets that constitute investment assets under the Investment Company Act. These steps may include, among others, selling Bitcoin that we might otherwise hold for the long term and deploying our cash in non-investment assets, and we may be forced to sell our Bitcoin or other digital assets at unattractive prices.

Although we do not currently engage in investing, reinvesting, or trading securities, and we do not hold ourselves out as an investment company, we could inadvertently be deemed one under the Investment Company Act. If we are unable to rely on an exclusion, we would be required to register with the SEC, which could impose additional financial and regulatory burdens.

Further, state regulators may conclude that the digital assets we hold are securities under state laws, requiring us to comply with state-specific securities regulations. States like California have stricter definitions of “investment contracts” than the SEC, increasing the risk of additional regulatory scrutiny.

The emergence or growth of other digital assets, including those with significant private or public sector backing, could have a negative impact on the price of cryptocurrencies we hold and adversely affect our business.

The emergence or growth of digital assets other than cryptocurrencies we may hold could have a material adverse effect on our financial condition. There are numerous alternative digital assets and many entities, including consortia and financial institutions, are researching and investing resources into private or permissioned blockchain platforms or digital assets. For example, some cryptocurrency networks utilize proof-of-work mining. Others use a “proof-of-stake” mechanism for validating transactions that requires significantly less computing power than proof-of-work mining. If the mechanisms for validating transactions in alternative digital assets are perceived as superior to the mechanisms used by the digital assets in which we invest, those digital assets could gain market share.

Other alternative digital assets could include “stablecoins,” which are designed to maintain a constant price because of, for instance, their issuers’ promise to hold high-quality liquid assets (such as U.S. dollar deposits and short-term U.S. treasury securities) equal to the total value of stablecoins in circulation. Stablecoins have grown rapidly as an alternative to other digital assets as a medium of exchange and store of value, particularly on digital asset trading platforms.

Additionally, central banks in some countries have started to introduce digital forms of legal tender. For example, China’s Central Bank Digital Currency (“CBDC”) project was made available to consumers in January 2022, and governments including the United States, the United Kingdom, the European Union, and Israel have discussed the potential creation of new CBDCs. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could also compete with, or replace, other digital assets as a medium of exchange or store of value. As a result, the emergence or growth of these or other digital assets could cause the market price of cryptocurrencies we hold to decrease, which could have a material adverse effect on our business, financial condition and results of operations.

The lack of legal recourse and insurance for digital assets increases the risk of total loss in the event of theft or destruction.

Digital assets that we acquire will not be insured against theft, loss or destruction. If an event occurs where we lose our digital assets, whether due to cyberattacks, fraud or other malicious activities, we may not have any viable legal recourse or ability to recover the lost assets. Unlike funds held in insured banking institutions, our digital assets are not protected by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. If our digital assets are lost under circumstances that render another party liable, there is no guarantee that the responsible party will have the financial resources to compensate us. As a result, we and our stockholders could face significant financial losses.

The irreversibility of digital asset transactions exposes us to risks of theft, loss and human error, which could negatively impact our business.

Digital asset transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction or, in theory, control or consent of a majority of the processing power on that digital asset network. Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer of digital assets or a theft of digital assets generally will not be reversible, and we may not be capable of seeking compensation for any such transfer or theft.

Although we plan to regularly transfer digital assets to or from vendors, consultants and services providers, it is possible that, through computer or human error, or through theft or criminal action, such assets could be transferred in incorrect amounts or to unauthorized third parties.

To the extent we are unable to seek a corrective transaction to identify the third party which has received our digital assets through error or theft, we will be unable to revert or otherwise recover the impacted digital assets, and any such loss could adversely affect our business, results of operations and financial condition.

Changes in the accounting treatment of cryptocurrency holdings could have significant accounting impacts, including increasing the volatility of our results.

In December 2023, the FASB issued ASU 2023-08, which upon our adoption will require us to measure in-scope cryptocurrency assets at fair value in our statement of financial position, and to recognize gains and losses from changes in the fair value of our cryptocurrency in net income each reporting period. ASU 2023-08 will also require us to provide certain interim and annual disclosures with respect to our cryptocurrency holdings. The standard is effective for our interim and annual periods beginning January 1, 2025, with a cumulative-effect adjustment to the opening balance of retained earnings as of the beginning of the annual reporting period in which we adopt the guidance. Due in particular to the volatility in the price of cryptocurrencies, we expect the adoption of ASU 2023-08 to have a material impact on our financial results in future periods, increase the volatility of our financial results, and affect the carrying value of our cryptocurrency on our balance sheet, and it could also have adverse tax consequences, which in turn could have a material adverse effect on our financial results and the market price of our common stock. Additionally, as a result of ASU 2023-08 requiring a cumulative-effect adjustment to our opening balance of retained earnings as of the beginning of the annual period in which we adopt the guidance and not permitting retrospective restatement of our historical financial statements, our future results will not be comparable to results from periods prior to our adoption of the guidance.

The broader digital assets industry, including the technology associated with digital assets, the rate of adoption and development of, and use cases for, digital assets, market perception of digital assets, and the legal, regulatory, and accounting treatment of digital assets are constantly developing and changing, and there may be additional risks in the future that are not possible to predict.

Changes in our ownership of cryptocurrency could have accounting, regulatory and other impacts, as well. While we currently intend to primarily own cryptocurrency directly, we may investigate other potential approaches to owning cryptocurrencies, including indirect ownership (for example, through ownership interests in a fund that owns cryptocurrencies and deemed ownership via ownership of cryptocurrency derivative assets). If we were to own all or a portion of our cryptocurrencies in a different manner, the accounting treatment for our cryptocurrencies, our ability to use our cryptocurrencies as collateral for additional borrowings, and the regulatory requirements to which we are subject, may correspondingly change. For example, the volatile nature of cryptocurrencies may force us to liquidate our holdings to use it as collateral, which could be negatively impacted by any disruptions in the cryptocurrency market, and if liquidated, the value of the collateral would not reflect potential gains in market value of our cryptocurrency.

Cryptocurrency holdings are less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Historically, the crypto markets have been characterized by significant volatility in price; limited liquidity and trading volumes compared to sovereign currencies markets; relative anonymity; a developing regulatory landscape; potential susceptibility to market abuse and manipulation; compliance and internal control failures at exchanges; and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our cryptocurrency at favorable prices or at all. Further, cryptocurrency which we hold with our custodians does not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. If we are unable to sell our cryptocurrency, enter into additional capital raising transactions using cryptocurrency as collateral, or otherwise generate funds using our cryptocurrency holdings, or if we are forced to sell our cryptocurrency at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

We are not subject to legal and regulatory obligations that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers.

Mutual funds, ETFs and their directors and management are subject to extensive regulation as “investment companies” and “investment advisers” under U.S. federal and state law; this regulation is intended for the benefit and protection of investors. We are not subject to, and do not otherwise voluntarily comply with, these laws and regulations. This means, among other things, that the execution of our changes to our digital asset strategy, our use of leverage, our ability to engage in transactions with affiliated parties and our operating and investment activities generally are not subject to the extensive legal and regulatory requirements and prohibitions that apply to investment companies and investment advisers.

Cryptocurrencies do not pay interest or dividends.

Cryptocurrencies do not pay interest or other returns and we will only generate cash from our cryptocurrency holdings if we sell our cryptocurrency or implement strategies to create income streams or otherwise generate cash by using our cryptocurrency holdings. Even if we pursue any such strategies, we may be unable to create income streams or otherwise generate cash from our cryptocurrency holdings, and any such strategies may subject us to additional risks.

If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our cryptocurrency, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our cryptocurrency and our financial condition and results of operations could be materially adversely affected.

Security breaches and cyberattacks are of particular concern with respect to cryptocurrency. Blockchain-based cryptocurrencies and the entities that provide services to participants in the cryptocurrency ecosystem have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. For example, in October 2021, it was reported that hackers exploited a flaw in the account recovery process and stole from the accounts of at least 6,000 customers of the Coinbase exchange, although the flaw was subsequently fixed and Coinbase reimbursed affected customers. Similarly, in November 2022, hackers exploited weaknesses in the security architecture of the FTX Trading digital asset exchange and reportedly stole over $400 million in digital assets from customers. A successful security breach or cyberattack could result in:

•	a partial or total loss of our cryptocurrency in a manner that may not be covered by insurance or the liability provisions of the custody agreements with the custodians who hold our cryptocurrency;

•	harm to our reputation and brand;

•	improper disclosure of data and violations of applicable data privacy and other laws; or

•	significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, contractual and financial exposure.

Further, any actual or perceived data security breach or cybersecurity attack directed at other companies with digital assets or companies that operate digital asset networks, regardless of whether we are directly impacted, could lead to a general loss of confidence in the broader cryptocurrency ecosystem or in the use of the cryptocurrency network to conduct financial transactions, which could negatively impact us.

Attacks upon systems across a variety of industries, including industries related to cryptocurrency, are increasing in frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper or illegal access to systems and information (including personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. We may experience breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities or other irregularities. In particular, we expect that unauthorized parties will attempt to gain access to our systems and facilities, as well as those of our partners and third-party service providers, through various means, such as hacking, social engineering, phishing and fraud. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. In addition, certain types of attacks could harm us even if our systems are left undisturbed.

For example, certain threats are designed to remain dormant or undetectable, sometimes for extended periods of time, or until launched against a target and we may not be able to implement adequate preventative measures. Further, there has been an increase in such activities due to the increase in work-from-home arrangements. The risk of cyberattacks could also be increased by cyberwarfare in connection with the ongoing Russia-Ukraine, Israel-Hamas and Israel-Iran conflicts, or other future conflicts, including potential proliferation of malware into systems unrelated to such conflicts. Any future breach of our operations or those of others in the cryptocurrency industry, including third-party services on which we rely, could materially and adversely affect our financial condition and results of operations.

Our custodially-held cryptocurrencies may become part of the custodian’s insolvency estate if one or more of our custodians enters bankruptcy, receivership or similar insolvency proceedings.

Initially, we plan to hold all of our cryptocurrency in custody accounts at either a U.S.-based, institutional-grade custodian that has demonstrated a record of regulatory compliance and information security or offshore third party managed custody accounts, which the Company will control. As we further execute on our strategy, we may expand our holdings to multiple similar custodians.

If our custodially-held cryptocurrencies are considered to be the property of our custodians’ estates in the event that any such custodians were to enter bankruptcy, receivership or similar insolvency proceedings, we could be treated as a general unsecured creditor of such custodians, inhibiting our ability to exercise ownership rights with respect to such cryptocurrencies and this may ultimately result in the loss of the value related to some or all of such assets. A series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry, the closure or liquidation of certain financial institutions that provided lending and other services to the digital assets industry, and the filing and subsequent settlement of a civil fraud lawsuit have highlighted the counterparty risks applicable to owning and transacting in digital assets. These bankruptcies, closures, liquidations and other events have likely negatively impacted the adoption rate and use of cryptocurrencies. Additional bankruptcies, closures, liquidations, regulatory enforcement actions or other events involving participants in the digital assets industry in the future may further negatively impact the adoption rate, price, and use of cryptocurrencies, limit the availability to us of financing collateralized by such assets, or create or expose additional counterparty risks. Any loss associated with such insolvency proceedings is unlikely to be covered by any insurance coverage we maintain related to our cryptocurrencies. Even if we are able to prevent our cryptocurrencies from being considered the property of a custodian’s bankruptcy estate as part of an insolvency proceeding, it is possible that we would still be delayed or may otherwise experience difficulty in accessing our cryptocurrencies held by the affected custodian during the pendency of the insolvency proceedings. Any such outcome could have a material adverse effect on our financial condition and the market price of our listed securities.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2025

SCILEX HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-39852	92-1062542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California, 94303

(Address of principal executive offices, including zip code)

(650) 516-4310

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, par value $0.0001 per share	SCLX	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $402.50	SCLXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

Datavault Securities Purchase Agreement

On September 25, 2025, Scilex Holding Company (the “Company”) entered into a Securities Purchase Agreement (the “Datavault SPA”) with Datavault AI Inc., a Delaware corporation (“Datavault”), pursuant to which Datavault agreed to issue and sell, and Scilex agreed to purchase, 15.0 million shares (the “Datavault Shares”) of common stock of Datavault (“Datavault Common Stock”) and a pre-funded warrant (the “Pre-Funded Warrant”) to purchase 263,914,094 shares of Datavault Common Stock for an aggregate purchase price of $150 million.

Pursuant to the Datavault SPA, on the initial closing date of September 26, 2025 (the “Initial Datavault Closing Date”), Datavault issued 15.0 million shares of Datavault Common Stock to the Company, for a per share purchase price of $0.5378 (the “Per Share Purchase Price”), to be paid in Bitcoin blockchain (“Bitcoin”), with the amount of Bitcoin being based on the spot exchange rate for Bitcoin as published by Coinbase.com at 8:00 p.m. (New York City time) on the trading day immediately prior to the Initial Datavault Closing Date.

Within 25 days of the Initial Datavault Closing Date, Datavault is required to, among other things, file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement for the purpose of obtaining the Stockholder Approval (as defined below) and shall use its reasonable best efforts to solicit its stockholders’ approval of such resolution. Datavault is also required to hold an annual or special meeting of its stockholders (the “Stockholder Meeting”) for purposes of obtaining the Stockholder Approval no later than 75 days after the Initial Datavault Closing Date (the “Stockholder Meeting Deadline”) and is obligated to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite Datavault’s reasonable best efforts, the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, Datavault shall cause an additional Stockholder Meeting to be held within 45 days thereafter. If, despite Datavault’s reasonable best efforts the Stockholder Approval is not obtained after such subsequent stockholder meeting, Datavault shall cause an additional Stockholder Meeting to be held every fourth month thereafter until such Stockholder Approval is obtained. As used in the Datavault SPA, “Stockholder Approval” means (i) such approval as may be required by the applicable rules and regulations of the trading market from the stockholders of Datavault with respect to the transactions contemplated by the transaction documents, including with respect to issuance of all of the Pre-Funded Warrant Shares (as defined below) upon the exercise thereof and/or to give full effect to the terms of the Pre-Funded Warrant (as defined below), without regard to any limitations upon exercise of the Pre-Funded Warrant relating to any required approvals by Datavault’s stockholders and (ii) the approval from the stockholders of Datavault with respect to an amendment to its certificate of incorporation to increase the number of shares of Datavault Common Stock authorized for issuance to up to 1.5 billion (or such greater amount as is necessary to issue the Pre-Funded Warrant Shares to Scilex).

Notwithstanding the foregoing, if Datavault is able to obtain the written consent of holders of a majority of the shares of its issued and outstanding Datavault Common Stock to obtain the Stockholder Approval (the “Stockholder Consent”), the Company may satisfy its obligations under the Datavault SPA to obtain the Stockholder Approval by obtaining such consent and submitting for filing with the SEC a Preliminary Information Statement on Schedule 14C no later than 15 days after the Initial Datavault Closing Date, followed by a Definitive Information Statement on Schedule 14C no later than the timeline for such filing prescribed by the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Pursuant to the Datavault SPA, following Datavault’s receipt of the Stockholder Approval, Datavault will issue the Company the Pre-Funded Warrant to purchase 263,914,094 shares of Datavault Common Stock (such shares, the “Pre-Funded Warrant Shares”) in exchange for an aggregate of approximately $141.9 million. The aggregate purchase price for the Pre-Funded Warrant is based on the Per Share Purchase Price minus $0.0001 per share, multiplied by the number of shares subject to such warrant. The exercise price of the Pre-Funded Warrant will be $0.0001 per share. The Pre-Funded Warrant will be immediately exercisable upon issuance and will expire when exercised in full.

The Pre-Funded Warrant contains certain anti-dilution provisions providing for the adjustment of the exercise price and shares issuable upon exercise in the event of a stock dividend of stock split of Datavault. Additionally, the Pre-Funded Warrant includes the right to acquire any rights to purchase Datavault Common Stock, warrants or other securities on the same terms as holders of Datavault Common Stock in such amount that the holder would have been

2

entitled to if the Pre-Funded Warrant were exercised. The Pre-Funded Warrant also includes the right to receive any dividends declared by Datavault.

The Datavault SPA contains customary representations, warranties, covenants and agreements by the Company and Datavault and customary conditions to closing.

The Datavault Shares, the Pre-Funded Warrant and the shares of Datavault Common Stock issuable upon exercise thereof are being offered by Datavault pursuant to a “shelf” registration statement on Form S-3 (File No. 333-288538), as amended, which was originally filed with the SEC on July 7, 2025, and declared effective by the SEC on July 9, 2025.

The foregoing summary of the Datavault SPA does not purport to be complete and is qualified in its entirety by reference to the full text of the Datavault SPA, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets

The information provided in Item 1.01 regarding the Datavault SPA is hereby incorporated by reference.

Item 7.01. Regulation FD Disclosure.

On September 25, 2025, the Company issued a press release announcing the execution of the Datavault SPA. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On September 26, 2025, the Company issued a press release announcing the closing of the transactions contemplated by the Datavault SPA. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 and Exhibit 99.2 attached hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference into any filing by the Company, under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1#	Securities Purchase Agreement, dated September 25, 2025, by and between Scilex Holding Company and Datavault AI Inc.

99.1	Press release dated September 25, 2025.

99.2	Press release dated September 26, 2025.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

#

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601. The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCILEX HOLDING COMPANY

By:	/s/ Henry Ji
Name:	Henry Ji
Title:	Chief Executive Officer and President

Date: September 26, 2025

4

Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of September 25, 2025, between Datavault AI Inc., a Delaware corporation (the “Company”), and Scilex Holding Company, a Delaware corporation (including its successors and assigns, the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement under the Securities Act (as defined below), the Company desires to issue and sell to the Purchaser, and the Purchaser, severally and not jointly, desires to purchase from the Company, Shares (as defined below) and the Pre-Funded Warrant (as defined below) of the Company as more fully described in this Agreement; and

WHEREAS, on the Initial Closing Date (as defined below) and as a condition and inducement to the Purchaser’s willingness to enter into this Agreement and consummate the transactions contemplated hereby, each of the Persons set forth on Exhibit C hereto, are executing a Stockholder Support Agreement (as defined below), which together constitute stockholders of the Company holding in the aggregate at least 38,000,000 shares of Common Stock issued and outstanding on the date of this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Additional Closing Date” means the Trading Day in which all conditions precedent set forth in Section 2.3(b) and Section 2.4 to (i) the Purchaser’s obligations to pay the Additional Subscription Amount for the Pre-Funded Warrant and (ii) the Company’s obligations to deliver the Pre-Funded Warrant have been satisfied or waived.

“Additional Subscription Amount” means a value equal to the difference obtained by subtracting the Initial Subscription Amount from the Total Subscription Amount.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, $0.0001 par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Sullivan & Worcester LLP.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, unless otherwise agreed in writing as to an earlier time by the Company and the Purchaser, and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof, unless otherwise agreed in writing as to an earlier time by the Company and the Purchaser.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (i) shares of Common Stock or other equity awards to employees, officers, directors or consultants of the Company pursuant to any equity incentive plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company; provided that the issuance of any such securities to any consultant are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 4.10(a) or are subject to a written lock-up agreement for the term of prohibition period in Section 4.10, (ii) securities upon the exercise or exchange of or conversion of any Securities issued hereunder, and/or other securities (including options, rights or warrants) exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock for which the Company is contractually obligated to issue and sell, but which are not outstanding, on the date of this Agreement; provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (iii) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company; provided that such securities (A) are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 4.10(a) or (B) are subject to a written lock-up agreement, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its Subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (iv) up to $2,500,000 worth of shares of Common Stock issued to Big Lake Investment Partners, LLC, in connection with an offering of securities.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Initial Closing Date” means the Trading Day on which all conditions precedent set forth in Section 2.3(a) and 2.4 to (i) the Purchaser’s obligations to pay the Initial Subscription Amount for the Shares and (ii) the Company’s obligations to deliver the Shares have been satisfied or waived.

“Initial Subscription Amount” means a value equal to the product obtained by multiplying (A) 15,000,000, by (B) the Per Share Purchase Price.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Lock-Up Agreement” means the Lock-Up Agreement, dated as of the date hereof, by and among the Company and the directors and executive officers, in the form of Exhibit D attached hereto.

“Per Share Purchase Price” equals $0.5378, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement and prior to the Initial Closing Date; provided that the purchase price per share of Common Stock issuable upon exercise of the Pre-Funded Warrant shall be the Per Share Purchase Price minus $0.0001.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pre-Funded Warrant” means the pre-funded Common Stock purchase warrant to purchase a number of shares of Common Stock equal to the quotient obtained by dividing (A) the Additional Subscription Amount by (B) the Per Share Purchase Price, delivered to the Purchaser on the Additional Closing Date in accordance with Section 2.3(b) hereof, which Pre-Funded Warrant shall be exercisable immediately and will expire when exercised in full, in the form of Exhibit A attached hereto.

“Pre-Funded Warrant Shares” means the shares of Common Stock issuable upon exercise of the Pre-Funded Warrant.

“Prospectus” means the final base prospectus filed for the Registration Statement, including all information, documents and exhibits filed with or incorporated by reference into such prospectus.

“Prospectus Supplement” means the supplement to the Prospectus complying with Rule 424(b) of the Securities Act, including all information, documents and exhibits filed with or incorporated by reference into such prospectus supplement, that is filed with the Commission and delivered by the Company to the Purchaser at the Initial Closing Date.

“Registration Statement” means the effective registration statement on Form S-3 (File No. 333-288538) filed with the Commission, including the Prospectus and Prospectus Supplement and all information, documents and exhibits filed with or incorporated by reference into such registration statement, which registers the sale and issuance of the Securities to the Purchaser.

“Securities” means the Shares, the Pre-Funded Warrant and the Pre-Funded Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means shares of Common Stock issued or issuable to the Purchaser pursuant to this Agreement equal to 15,000,000 shares of Common Stock.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

“Stockholder Approval” means (i) such approval as may be required by the applicable rules and regulations of the Trading Market (or any successor entity) from the stockholders of the Company with respect to the transactions contemplated by the Transaction Documents, including with respect to issuance of all of the Pre-Funded Warrant Shares upon the exercise thereof and/or to give full effect to the terms of the Pre-Funded Warrant, without regard to any limitations upon exercise of the Pre-Funded Warrant relating to any required approvals by the Company’s stockholders and (ii) the approval from the stockholders of the Company with respect to an amendment to the Company’s certificate of incorporation to increase the number of shares of Common Stock authorized for issuance to up to 1,500,000,000 (or such greater amount as is necessary to issue the Pre-Funded Warrant Shares to the Purchaser) (the “COI Amendment”).

“Stockholder Support Agreement” means the stockholder support agreement, substantially in the form of Exhibit B attached hereto, to be entered into as of the Initial Closing Date by the directors and executive officers of the Company and the Persons set forth on Exhibit C hereto, pursuant to which, among other things, they agree to vote in favor of Stockholder Approval.

“Subsidiary” means any subsidiary of the Company as set forth in the SEC Reports, and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Total Subscription Amount” means $150,000,000.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Pre-Funded Warrant, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder, including the Stockholder Support Agreements and the Lock-up Agreements.

“Transfer Agent” means VStock Transfer, LLC, the current transfer agent of the Company, with a mailing address of 18 Lafayette Place, Woodmere, NY 11598, and any successor transfer agent of the Company.

ARTICLE II.

PURCHASE AND SALE

2.1 Initial Closing. On the Initial Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase, the Shares. Upon satisfaction of the covenants and conditions set forth in Section 2.3 and Section 2.4, the closing of the transactions contemplated by this Agreement with respect to the Shares (the “Initial Closing”) shall take place remotely by electronic transmission or as the Company and the Purchaser shall otherwise agree. The Initial Subscription Amount shall be paid in the native currency of the Bitcoin blockchain (“BTC”) as set forth herein. Upon receipt of such payment, the Company shall issue the Shares registered in the name of the Purchaser.

2.2 Additional Closing. On the Additional Closing Date, which shall occur upon the Trading Day following the date that Stockholder Approval is deemed effective under the laws of the State of Delaware, and upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase, the Pre-Funded Warrant. Upon satisfaction of the covenants and conditions set forth in Section 2.3 and Section 2.4, the closing of the transactions contemplated by this Agreement with respect to the Pre-Funded Warrant (the “Additional Closing”) shall take place remotely by electronic transmission or as the Company and the Purchaser shall otherwise agree. The Additional Subscription Amount shall be paid in the native currency of BTC as set forth herein. Upon receipt of such payment, the Company shall issue the Pre-Funded Warrant registered in the name of the Purchaser.

2.3 Deliveries.

(a) Initial Closing.

(i) On or prior to the Initial Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

i.	this Agreement duly executed by the Company;

ii.	the Company’s digital wallet address maintained by Biconomy.com in the name of the Company (the “Wallet”);

iii.

a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver on an expedited basis via The Depository Trust Company Deposit or Withdrawal at Custodian system (“DWAC”) the Shares, registered in the name of the Purchaser;

iv.	the Stockholder Support Agreements executed by the parties listed on Exhibit C hereto; and

v.	the Lock-Up Agreements;

vi.	the Prospectus and Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act).

(ii) On or prior to the Initial Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(iii) this Agreement duly executed by the Purchaser; and

(iv) the Initial Subscription Amount, payable in BTC, transferred to the Company’s Wallet, as is equal to the quotient of: (A) the Initial Subscription Amount divided by (B) the spot exchange rate for BTC as published by Coinbase.com at 8:00 p.m. (New York City time) on the trading day immediately prior to the Initial Closing Date.

(b) Additional Closing.

(v) On or prior to the Additional Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the Pre-Funded Warrant.

(vi) On or prior to the Additional Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

i.

the Additional Subscription Amount (excluding for the avoidance of doubt, the Purchaser’s aggregate exercise price of the Pre-Funded Warrant, which amount shall be paid as and when such Pre-Funded Warrant is exercised for cash), payable in BTC, transferred to the Company’s Wallet, as is equal to the quotient of: (A) the Additional Subscription Amount (excluding for the avoidance of doubt, the Purchaser’s aggregate exercise price of the Pre-Funded Warrant, which amount shall be paid as and when such Pre-Funded Warrant is exercised for cash) divided by (B) the spot exchange rate for BTC as published by Coinbase.com at 8:00 p.m. (New York City time) on the trading day immediately prior to the Initial Closing Date.

2.4 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Initial Closing and the Additional Closing, as applicable, are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Initial Closing Date or the Additional Closing Date, as applicable, of the representations and warranties of the Purchaser contained herein (unless such representation or warranty is as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date);

(ii) all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Initial Closing Date or Additional Closing Date, as applicable, shall have been performed;

(iii) the delivery by the Purchaser of the items set forth in Section 2.3(a)(ii) (with respect to the Initial Closing) and Section 2.3(b)(ii) (with respect to the Additional Closing); and

(iv) with respect to the Additional Closing, the Company shall have received Stockholder Approval.

(b) The obligations of the Purchaser hereunder in connection with the Initial Closing and the Additional Closing, as applicable, are subject to the following conditions being met:

(v) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Initial Closing Date or Additional Closing Date, as applicable, of the representations and warranties of the Company contained herein (unless such representation or warranty is as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date);

(vi) all obligations, covenants and agreements of the Company required to be performed at or prior to the Initial Closing Date or Additional Closing Date, as applicable, shall have been performed;

(vii) the delivery by the Company of the items set forth in Section 2.3(a)(1) (with respect to the Initial Closing) and Section 2.3(b)(i) (with respect to the Additional Closing);

(viii) there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(ix) from the date hereof to and including the Initial Closing Date or the Additional Closing Date, as applicable, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market, and to the knowledge of the Company, there shall have been no initiation or threatening of any proceedings for any of such purposes, and, at any time prior to the Additional Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Shares at the Initial Closing Date and the Pre-Funded Warrant at the Additional Closing;

(x) no stop order suspending the effectiveness of the Registration Statement or any part thereof, or preventing or suspending the use of the Prospectus or the Prospectus Supplement, or any part thereof, shall have been issued, and no Actions for that purpose or otherwise under the Securities Act, shall have been initiated or threatened by the Commission, and no objection shall have been raised by the Trading Market with respect to the consummation of the transactions contemplated by this Agreement;

(xi) the Shares (with respect to the Initial Closing) and Pre-Funded Warrant Shares (with respect to the Additional Closing) shall be freely tradable on the Trading Market;

(xii) no governmental authority shall have issued any order, decree or ruling, and no law shall be in effect, enjoining, restraining or otherwise prohibiting any of the transactions contemplated hereby, and the Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale and issuance of the Securities, including without limitation, those required by the Trading Market; and

(xiii) with respect to the Additional Closing, the Company shall have received Stockholder Approval.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to the Purchaser:

(a) Subsidiaries. Except as set forth on Schedule 3.1(a), all of the direct and indirect Subsidiaries of the Company are set forth in the SEC Reports (as defined below) or have otherwise been disclosed to Purchaser by the Company. Except as set forth on Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor in default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or could not reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the

Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. Except as set forth in Schedule 3.1(d), the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) subject to the Required Approvals, conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization, approval, registration, license, qualification, certification, permit or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or regulatory authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filing with the Commission of the Prospectus Supplement, (ii) the notice and/or additional listing application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Shares and Pre-Funded Warrant Shares for trading thereon in the time and manner required thereby, (iii) such filings as are required to be made under applicable state securities laws; (iv) Stockholder Approval and (v) filing of the COI Amendment with the Secretary of State of the State of Delaware (collectively, the “Required Approvals”). For greater certainty, the Company is not required to submit an original listing application to the Trading Market in connection with the offer and sale of the Securities.

(f) Issuance of the Securities; Registration. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the

Company. The Pre-Funded Warrant is duly authorized and, when issued in accordance with this Agreement, will be duly and validly issued and constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, free and clear of all Liens imposed by the Company. The Pre-Funded Warrant Shares, when issued and paid for in accordance with the terms of the Pre-Funded Warrant, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. Except as set forth on Schedule 3.1(f), the Company has reserved from its duly authorized capital stock the maximum number of Shares issuable pursuant to this Agreement and, from and after the Additional Closing Date, the Company will have reserved from its duly authorized capital stock the maximum number of Pre-Funded Warrant Shares issuable pursuant to the Pre-Funded Warrant. The Company has prepared and filed the Registration Statement in conformity with the requirements of the Securities Act, which became effective on July 9, 2025, including the Prospectus, and such amendments and supplements thereto as may have been required to the date of this Agreement. The Company was at the time of the filing of the Registration Statement eligible to use Form S-3. The Company is eligible to use Form S-3 under the Securities Act, and it meets the transaction requirements as set forth in General Instruction I.B.1 of Form S-3. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission. The Company shall file the Prospectus Supplement with the Commission pursuant to Rule 424(b) of the Securities Act. At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at the each of the Initial Closing Date and the Additional Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, the Prospectus Supplement and any amendments or supplements thereto, at the time the Prospectus, the Prospectus Supplement or any amendment or supplement thereto was issued and at the Initial Closing Date and the Additional Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) Capitalization. The fully diluted capitalization of the Company as of the date hereof is as set forth on Schedule 3.1(g)(i) and such schedule includes the maximum dilutive effect of all outstanding securities or instruments of the Company or any Subsidiary that provide for the adjustment of the exercise, conversion, exchange or reset price of such security or instrument, taking into account, the effect of the Company obtaining the approval of its stockholders for the issuance of shares of Common Stock in excess of the limitations set forth in such securities or instruments (including those imposed by the Trading Market). Except as set forth on Schedule 3.1(g)(i), the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options and the vesting of restricted stock units under the Company’s equity incentive plan, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plan and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No

Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents, except for such rights of participation as shall have been waived. Except as a result of the purchase and sale of the Securities, and except as set forth in the SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Purchaser). Except as set forth on Schedule 3.1(g)(i), and except for customary provisions in respect of stock splits, combinations and dividends, there are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. Except as set forth on Schedule 3.1(g)(ii), there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Subject to receipt of Stockholder Approval, no further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus and the Prospectus Supplement, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as set forth on Schedule 3.1(i), (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity compensation plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except as set forth on Schedule 3.1(i), for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

(j) Litigation. Except as set forth in the SEC Reports and as set forth in Schedule 3.1(j), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) that (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities, or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any current director or officer thereof, is or has been in the last ten (10) years, the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been in the last ten (10) years, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or, to the Company’s knowledge, former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Compliance. Except as set forth on Schedule 3.1(l), neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or could not reasonably be expected to result in a Material Adverse Effect.

(m) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(n) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations, approvals, consents, registrations, licenses, qualifications, certifications and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o) Title to Assets. Except as set forth in the SEC Reports, the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(p) Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement except such as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has no knowledge of any facts that would preclude it from having valid license rights or clear title to the Intellectual Property Rights. The Company has no knowledge that it lacks or will be unable to obtain any rights or licenses to use all Intellectual Property Rights that are necessary to conduct its business.

(q) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as, in the Company’s reasonable judgement, are prudent and customary for companies of similar size as the

Company in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Total Subscription Amount, or in commercially reasonable amounts. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(r) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting or director fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including equity award agreements under any equity incentive plan of the Company.

(s) Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof and as of the Initial Closing Date or the Additional Closing Date, as applicable, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Initial Closing Date or the Additional Closing Date, as applicable. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its

Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(t) Certain Fees. Except as set forth on Schedule 3.1(t), no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(u) Investment Company. The Company is not, and immediately after receipt of payment for the Securities and application of the proceeds as set forth under Section 4.6, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(v) Registration Rights. No Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary that have not been waived, rendered moot, or are immaterial or are subject to lock-up agreements except as disclosed in the SEC Reports.

(w) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as set forth in the SEC Reports, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. Except as set forth in the SEC Reports, the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(x) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchaser’s ownership of the Securities.

(y) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Prospectus Supplement. The Company understands and confirms that the Purchaser will rely on the foregoing representation in effecting transactions in Securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, in all material respects as of the date made is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Purchaser does not makes and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(z) No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(aa) Solvency. Based on the consolidated financial condition of the Company as of the Initial Closing Date or the Additional Closing Date, as applicable, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Except as set forth on Schedule 3.1(aa), the Company’s most recently filed periodic report under the Exchange Act sets forth as of the date thereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(bb) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(cc) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of FCPA.

(dd) Accountants. The Company’s independent registered public accounting firm is BPM LLP. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending December 31, 2025.

(ee) Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Section 4.8), it is understood and acknowledged by the Company that: (i) the Purchaser has not been asked by the Company to agree, nor has the Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by the Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) the Purchaser, and counter-parties in “derivative” transactions to which any the Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock and (iv) the Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) the Purchaser may engage in hedging activities (in compliance with applicable laws) at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Pre-Funded Warrant Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(ff) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(gg) Cybersecurity. (i)(x) There has been no security breach or other compromise of or relating to any of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and the Subsidiaries have not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data; (ii) the Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) the Company and the Subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

(hh) Equity Award Plans. Each stock option or other equity award granted by the Company under the Company’s equity award plans was granted (i) in accordance with the terms of such plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option or other equity award granted under the Company’s equity award plans has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options or other equity award prior to, or otherwise knowingly coordinate the grant of stock options or other equity awards with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(ii) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or Affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of State, the European Union, His Majesty’s Treasury, or other relevant sanctions authority.

(jj) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon the Purchaser’s request.

(kk) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ll) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(mm) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the Initial Closing Date or the Additional Closing Date, as applicable, to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. The Purchaser is duly incorporated, validly existing and in good standing under the laws of the State of Delaware with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Understandings or Arrangements. The Purchaser is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting the Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). The Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c) Purchaser Status. At the time the Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Pre-Funded Warrant, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12), or (a)(13) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(d) Experience of the Purchaser. The Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) Access to Information. The Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(f) BTC. The Purchaser has all rights, title and interest in and to the BTC to be contributed by it to the Company pursuant to this Agreement, (ii) such BTC is held in a digital wallet held or operated by or on behalf of the Purchaser at or by an appropriately regulated custodian and/or in accordance with industry-standard security practices (the “Purchaser Digital Wallet”) and neither such BTC nor such Purchaser Digital Wallet is subject to any liens, encumbrances or other restrictions, (iii) the Purchaser has taken commercially reasonable steps to protect its Purchaser Digital Wallet and such BTC and (iv) the Purchaser has the exclusive ability to control such Purchaser Digital Wallet, including by use of “private keys” or other equivalent means or through custody arrangements or other equivalent means.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document, or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Shares and Pre-Funded Warrant Shares. The Shares shall be issued free of legends. If all or any portion of the Pre-Funded Warrant is exercised at a time when there is an effective registration statement to cover the issuance or resale of the Pre-Funded Warrant Shares or if the Pre-Funded Warrant is exercised via cashless exercise, the Pre-Funded Warrant Shares issued pursuant to any such exercise shall be issued free of all legends. If at any time following the date hereof the Registration Statement (or any subsequent registration statement registering the sale or resale of the Pre-Funded Warrant Shares) is not effective or is not otherwise available for the sale or resale of the Pre-Funded Warrant Shares, the Company shall immediately notify the holders of the Pre-Funded Warrant in writing that such registration statement is not then effective and thereafter shall promptly notify such holders when the registration statement is effective again and available for the sale or resale of the Pre-Funded Warrant Shares (it being understood and agreed that the foregoing shall not limit the ability of the Company to issue, or the Purchaser to sell, any of the Pre-Funded Warrant Shares in compliance with applicable federal and state securities laws). The Company shall use its reasonable best efforts to keep a registration statement (including the Registration Statement) registering the issuance or resale of the Pre-Funded Warrant Shares effective during the term of the Pre-Funded Warrant.

4.2 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.3 Securities Laws Disclosure; Publicity. The Company shall (a) by the Disclosure Time, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents required to be filed as exhibits thereto, with the Commission within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Purchaser that it shall have publicly disclosed all material, non-public information delivered to the Purchaser by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees, Affiliates or agents in connection with the transactions contemplated by the Transaction

Documents. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, employees, Affiliates or agents, on the one hand, and the Purchaser or any of its Affiliates on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that the Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. The Company and the Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law or the rules of any Trading Market, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (a) as required by federal securities law in connection with the filing of the final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure permitted under this clause (b) and reasonably cooperate with the Purchaser regarding such disclosure.

4.4 Indemnification of the Purchaser. Subject to the provisions of this Section 4.4, the Company will indemnify and hold the Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by the Company or any stockholder of the Company who is not an Affiliate of such Purchaser Party arising out of or relating to any of the transactions contemplated by the Transaction Documents, or (c) in connection with the Registration Statement, the Prospectus or the Prospectus Supplement or any amendment or supplement thereto, the Company will indemnify each Purchaser Party, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses, as incurred, arising out of or relating to (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or the Prospectus Supplement or in any amendment or supplement thereto, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Purchaser Party furnished in writing to the Company by such Purchaser Party expressly for use therein, or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder in connection therewith. For the avoidance of doubt, the indemnification provided herein is intended to, and shall also cover, direct claims brought by the Company against the Purchaser Parties; provided, however, that, in the case of any indemnification pursuant to clause (a) or (b) above, such indemnification shall not cover any loss, claim, damage or liability to the extent it is finally judicially determined to be attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in any Transaction Document or any conduct by a Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct. If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and, except with respect to direct claims brought by the Company, the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel to the applicable Purchaser Party (which may be internal counsel), a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company may not settle, compromise or consent to the entry of any judgment in any pending or threatened action in which indemnification may be sought by any Purchaser Party hereunder (whether or not any Purchaser Party is an actual or potential party thereto), without the prior written consent of each such Purchaser Party (which will not be unreasonably delayed or withheld) unless such settlement, compromise or consent provides for an unconditional and irrevocable release of each such Purchaser Party from any and all liability arising out of such claim. The Company will not be liable to any Purchaser Party under this Agreement for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed. In addition, if any Purchaser Party takes actions to collect amounts due under any Transaction Documents or to enforce the provisions of any Transaction Documents, then the Company shall pay the costs incurred by such Purchaser Party for such collection, enforcement or action, including, but not limited to, attorneys’ fees and disbursements. The indemnification and other payment obligations required by this Section 4.4 shall be made by periodic payments of the amount thereof during the course of the investigation, defense, collection, enforcement or action, as and when bills are received or are incurred; provided, that if any Purchaser Party is finally judicially determined not to be entitled to indemnification or payment under this Section 4.4, such Purchaser Party shall promptly reimburse the Company for any payments that are advanced under this sentence. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.5 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement. As of the Additional Closing Date, the Company will have reserved and shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue and Pre-Funded Warrant Shares pursuant to any exercise of the Pre-Funded Warrant.

4.6 Use of Proceeds. Subject to compliance with Section 4.20, the Company shall use the net proceeds from the sale of the Securities hereunder as set forth in the Prospectus Supplement. The Company shall not use such proceeds: (a) for the redemption of any Common Stock or Common Stock Equivalents, (b) for the settlement of any outstanding litigation or (c) in violation of FCPA or OFAC regulations.

4.7 Listing of Common Stock. The Company hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with the Initial Closing, the Company shall apply to list or quote all of the Shares and Pre-Funded Warrant Shares on such Trading Market and promptly secure the listing of all of the Shares and Pre-Funded Warrant Shares on such Trading Market as soon as reasonably practicable. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Shares and Pre-Funded Warrant Shares, and will take such other action as is necessary to cause all of the Shares and Pre-Funded Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees use commercially reasonable efforts to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.8 Certain Transactions and Confidentiality. The Purchaser covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including short sales of any of the Company’s securities during the period commencing as of the time that the Purchaser first received notice of the material terms of the transactions contemplated hereunder or was otherwise made aware of the Company’s interest in effecting the transactions contemplated hereby and ending at such time that the transactions contemplated by this Agreement are first publicly announced. The Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, the Purchaser will maintain the confidentiality of the existence and terms of this transaction (other than as disclosed to its legal and other representatives). Notwithstanding the foregoing and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (a) the Purchaser does not make any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.3, (b) the Purchaser shall not be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.3 and (c) the Purchaser shall not have any duty of confidentiality or duty not to trade in the securities of the Company to the Company, any of its Subsidiaries, or any of their respective officers, directors, employees, Affiliates, or agents after the issuance of the initial press release as described in Section 4.3.

4.9 Exercise Procedures. The form of Notice of Exercise included in the Pre-Funded Warrant sets forth the totality of the procedures required of the Purchaser in order to exercise the Pre-Funded Warrant. No additional legal opinion, other information or instructions shall be required of the Purchaser to exercise its Pre-Funded Warrant. Without limiting the preceding sentences, no ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required in order to exercise the Pre-Funded Warrant. The Company shall honor exercises of the Pre-Funded Warrant and shall deliver Pre-Funded Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.10 Subsequent Equity Sales.

(a) From the date hereof until forty-five (45) days after the Initial Closing Date, neither the Company nor any Subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents (such issuance, agreement to issue or announcement of same, a “Subsequent Placement”) or (ii) file any registration statement or amendment or supplement thereto, other than the Prospectus Supplement or filing a registration statement on Form S-8 in connection with any employee benefit plan.

(b) Participation Right. At any time on or prior to the Additional Closing Date, neither the Company nor any of its Subsidiaries shall, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4.10(b).

(i) At least five (5) Trading Days prior to any proposed or intended Subsequent Placement, the Company shall deliver to the Purchaser a written notice (each such notice, a “Pre-Notice”), which Pre-Notice shall not contain any information (including, without limitation, material, non-public information) other than: (A) if the proposed Offer Notice (as defined below) constitutes or contains material, non-public information, a statement asking whether the Purchaser is willing to accept material non-public information or (B) if the proposed Offer Notice does not constitute or contain material, non-public information, (x) a statement that the Company proposes or intends to effect a Subsequent Placement, (y) a statement that the statement in clause (x) above does not constitute material, non-public information and (z) a statement informing the Purchaser that it is entitled to receive an Offer Notice (as defined below) with respect to such Subsequent Placement upon its written request. Upon the written request of the Purchaser within three (3) Trading Days after the Company’s delivery to the

Purchaser of such Pre-Notice, and only upon a written request by the Purchaser, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver to the Purchaser an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (A) identify and describe the Offered Securities, (B) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (C) identify the Persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (D) offer to issue and sell to or exchange with the Purchaser in accordance with the terms of the Offer 20% of the Offered Securities (the “Basic Amount”).

(ii) To accept an Offer, in whole or in part, the Purchaser must deliver a written notice to the Company prior to the end of the fifth (5th) Business Day after the Purchaser’s receipt of the Offer Notice (the “Offer Period”), setting forth the Basic Amount that the Purchaser elects to purchase (the “Notice of Acceptance”). Notwithstanding the foregoing, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to the Purchaser a new Offer Notice and the Offer Period shall expire on the fifth (5th) Business Day after the Purchaser’s receipt of such new Offer Notice.

(iii) The Company shall have five (5) business days from the expiration of the Offer Period above (A) to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Purchaser (the “Refused Securities”) pursuant to a definitive agreement(s) (the “Subsequent Placement Agreement”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and (B) to publicly announce (x) the execution of such Subsequent Placement Agreement, and (y) either (I) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (II) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(iv) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4.10(b)(iii) above), then the Purchaser may, at its sole option and in its sole discretion, withdraw its Notice of Acceptance or reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Purchaser elected to purchase pursuant to Section 4.10(b)(ii) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to the Purchaser pursuant to this Section 4.10(b) prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that the Purchaser so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Purchaser in accordance with Section 4.10(b)(i) above.

(v) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Purchaser shall acquire from the Company, and the Company shall issue to the Purchaser, the number or amount of Offered Securities specified in its Notice of Acceptance, as reduced pursuant to Section 4.10(b)(i) above if the Purchaser has so elected, upon the terms and conditions specified in the Offer. The purchase by the Purchaser of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Purchaser of a separate purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Purchaser and its counsel.

(vi) Any Offered Securities not acquired by the Purchaser or other Persons in accordance with this Section 4.10(b) may not be issued, sold or exchanged until they are again offered to the Purchaser under the procedures specified in this Agreement.

(vii) The Company and the Purchaser agree that if the Purchaser elects to participate in the Offer, neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto shall include any term or provision whereby the Purchaser shall be required to agree to any restrictions on trading as to any securities of the Company or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, any agreement previously entered into with the Company or any instrument received from the Company.

(viii) Notwithstanding anything to the contrary in this Section 4.10(b) and unless otherwise agreed to by the Purchaser, the Company shall either confirm in writing to the Purchaser that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case, in such a manner such that the Purchaser will not be in possession of any material, non-public information, by the fifth (5th) business day following delivery of the Offer Notice. If by such fifth (5th) business day, no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Purchaser, such transaction shall be deemed to have been abandoned and the Purchaser shall not be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide the Purchaser with another Offer Notice and the Purchaser will again have the right of participation set forth in this Section 4.10(b).

The Company shall not be permitted to deliver more than one such Offer Notice to the Purchaser in any sixty (60) day period, except as expressly contemplated by the last sentence of Section 4.10(b)(ii).

(c) From the date hereof until the Additional Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market” facility, whereby the Company may issue securities at a future determined price regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled.

(d) Notwithstanding the foregoing, this Section 4.10 shall not apply in respect of an Exempt Issuance.

4.11 Stockholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchaser.

4.12 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4.3, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide the Purchaser or its agents or counsel with any information that constitutes, or that the Company reasonably believes constitutes, material non-public information, unless prior thereto the Purchaser shall have consented in writing to the receipt of such information and agreed in writing with the Company to keep such information confidential. To the extent that the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates delivers any material, non-public information to the Purchaser without the Purchaser’s consent, the Company hereby covenants and agrees that the Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, employees, Affiliates or agents, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, Affiliates or agents, not to trade on the basis of such material, non-public information; provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously with the delivery of such notice file such notice with the Commission pursuant to a Current Report on Form 8-K. The Company understands and confirms that the Purchaser shall be relying on the foregoing covenants in effecting transactions in securities of the Company.

4.13 Capital Changes. Until the later of (a) the ninety (90) day anniversary of the Initial Closing Date and (b) the date immediately following the date on which the Stockholder Approval has been obtained, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Purchaser; provided that no consent shall be required in the event the Company undertakes a reverse stock split for purposes of maintaining the listing of the Common Stock on the Trading Market.

4.14 Reserved.

4.15 Stockholder Approval.

(a) Within 25 days of the Initial Closing Date, the Company shall file with the Commission a preliminary proxy statement, in a form reasonably acceptable to the Purchaser, for the purpose of obtaining the Stockholder Approval and the Company shall use its reasonable best efforts to, at the expense of the Company, solicit its stockholders’ approval of such resolution and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such resolution. The Company shall hold an annual or special meeting of stockholders (the “Stockholder Meeting”) for purposes of obtaining the Stockholder Approval no later than 75 days after the Initial Closing Date (the “Stockholder Meeting Deadline”), and the Company shall be obligated to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company’s reasonable best efforts, the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held within 45 days thereafter. If, despite the Company’s reasonable best efforts the Stockholder Approval is not obtained after such subsequent stockholder meeting, the Company shall cause an additional Stockholder Meeting to be held every fourth month thereafter until such Stockholder Approval is obtained.

(b) Notwithstanding the foregoing, if the Company is able to obtain the written consent of holders of a majority of the shares of its issued and outstanding Common Stock to obtain the Stockholder Approval (the “Stockholder Consent”), the Company may satisfy its obligations under this Section 4.15 by obtaining such consent and submitting for filing with the Commission a Preliminary Information Statement on Schedule 14C no later than 15 days after the Initial Closing Date, followed by a Definitive Information Statement on Schedule 14C no later than the timeline for such filing prescribed by the Exchange Act; provided, however, that if the Company receives a notification from the Trading Market that the Stockholder Consent must be modified, then the Company shall use its best efforts to provide a new Stockholder Consent.

4.16 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Pre-Funded Warrants and Pre-Funded Warrant Shares may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Shares and Pre-Funded Warrant Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against the Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.17 Furnishing of Information; Public Information. Until the time that the Purchaser no longer owns any Securities, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

4.18 Stockholder Support Agreements. The Company shall not amend, modify, waive or terminate any provision of any of the Stockholder Support Agreements without the prior written consent of the Purchaser. If any party to a Stockholder Support Agreement breaches any provision of a Stockholder Support Agreement, the Company shall promptly use its best efforts to seek specific performance of the terms of such Stockholder Support Agreement.

4.19 Lock-Up Agreements. The Company shall not amend, modify, waive or terminate any provision of any of the Lock-Up Agreements without the prior written consent of the Purchaser, except to extend the term of the lock-up period, and shall enforce the provisions of each Lock-Up Agreement in accordance with its terms. If any party to a Lock-Up Agreement breaches any provision of a Lock-Up Agreement, the Company shall promptly use its best efforts to seek specific performance of the terms of such Lock-Up Agreement.

4.20 Company Lock-Up on Initial Subscription Amount. During the period commencing on and including the date hereof and ending on and including the Additional Closing Date (the “Lock-Up Period”), the Company will not, without the prior written consent of the Purchaser (which consent may be withheld, conditioned or delayed at the sole discretion of the Purchaser ), directly or indirectly, use, offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or convert into cash, or announce the offering of, any BTC paid to the Company in respect of the Initial Subscription Amount or publicly announce any intention to do any of the foregoing.

4.21 Board of Directors Composition.

(a) From and after the Initial Closing, (i) for so long as the Purchaser and its Affiliates continue to beneficially own an aggregate of at least 10% of the Common Stock issued and outstanding as of the applicable determination date, the Purchaser shall have the right, but not the obligation, to designate two directors to be nominated, elected or appointed to the Board of Directors, and (ii) for so long as the Purchaser and its Affiliates continue to beneficially own an aggregate of at least 5% but no more than 10% of the

Common Stock issued and outstanding as of the applicable determination date, the Purchaser shall have the right, but not the obligation, to designate one director to be nominated, elected or appointed to the Board of Directors (any such director nominated, elected, or appointed to the Board of Directors pursuant to the preceding clause (i) or clause (ii), each, a “Purchaser Designee” and together, the “Purchaser Designees”), in each case, regardless of (A) whether such Purchaser Designee is to be elected to the Board of Directors at a meeting of stockholders called for the purpose of electing directors (or by consent in lieu of meeting) or appointed by the Board of Directors in order to fill any vacancy created by the departure of any director or increase in the authorized number of members of the Board of Directors or (B) the size of the Board of Directors.

(b) For so long as the Purchaser has the right under Section 4.21(a) to designate Purchaser Designees, the Company shall take all Necessary Action to cause each Purchaser Designee to be so nominated, elected or appointed to the Board of Directors, including (as applicable) (i) submitting each Purchaser Designee to the Company’s stockholders as the Company’s nominee for election at a meeting of the Company’s stockholders, (ii) recommending that such Purchaser Designee be elected by the Company’s stockholders and (iii) soliciting proxies or consents in favor thereof. In the event that any Purchaser Designee shall fail to be elected or appointed to the Board of Directors pursuant to the preceding sentence, the Company shall (at the written request of Purchaser) take all Necessary Action to cause an alternative Purchaser Designee to be elected or appointed to the Board of Directors, as soon as possible. For so long as the Purchaser has the right to designate Purchaser Designees pursuant to Section 4.21(a), the Purchaser may, at any time and from time to time, designate a replacement director therefor, who shall be elected or appointed in accordance with this Section 4.21 and who shall be deemed a “Purchaser Designee” for purposes of this Agreement.

(c) The parties hereto acknowledge and agree that the members of the Board of Directors are subject to removal pursuant to the applicable provisions of the Delaware General Corporation Law, the Company’s certificate of incorporation, and the bylaws of the Company (as may be amended and/or amended and restated from time to time in accordance with the terms thereof, the “Company Bylaws”); provided, however, that the Company shall refrain from taking any actions to cause any Purchaser Designee to be removed without cause except with the written consent of the Purchaser.

(d) As used in this Agreement, “Necessary Action” means, with respect to any party and a specified result, all actions (to the extent such actions are not prohibited by applicable Law and within such party’s control, and in the case of any action that requires a vote or other action on the part of the Board of Directors, to the extent such action is consistent with fiduciary duties that the Company’s directors may have in such capacity) necessary to cause such result, including (i) calling special meetings of stockholders, and (ii) nominating certain persons for election to the Board of directors in connection with the annual or special meeting of stockholders of the Company.

(e) The Purchaser Designees shall be entitled to compensation pursuant to the Company’s director compensation policy, as such policy may be determined from time to time by the Board of Directors or compensation committee thereof.

(f) The Purchaser Designees shall be entitled to indemnification, exculpation and reimbursement of fees and expenses to the extent provided for in the Company’s certificate of incorporation and the Company Bylaws. The Company and each Purchaser Designee that is elected or appointed to the Board of Directors shall execute the Company’s form of indemnification agreement for its directors and officers and the Company shall maintain directors’ and officers’ indemnity insurance coverage reasonably satisfactory to the Board of Directors or compensation committee thereof.

ARTICLE V.

MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by the Company or the Purchaser, by written notice to the other parties, if the Initial Closing has not been consummated on or before the fifth (5th) Trading Day following the date hereof; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

5.2 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided that the Company has agreed to reimburse the Purchaser an amount of $300,000 for the Purchaser’s legal fees and expenses incurred in connection with due diligence and the structuring, preparation and negotiation of the Transaction Documents, which shall be paid by the Company to the Purchaser on the Initial Closing Date. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by the Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchaser.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, the Prospectus and the Prospectus Supplement, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (Pacific time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email attachment at the email address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (Pacific time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the Company and the Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. The Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Securities; provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchaser.”

5.7 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof that would otherwise require the application of the laws of any other jurisdiction. Each party agrees that all legal Actions concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action, any claim that it is not personally subject to the jurisdiction of any such court, that such Action is improper or is an inconvenient venue for such Action. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.4, the prevailing party in such Action shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action.

5.8 Survival. The representations and warranties contained herein shall survive the Initial Closing, the Additional Closing and the delivery of the Securities.

5.9 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method, such signature shall be deemed to have been duly and validly delivered and shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

5.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.11 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.12 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that, in the case of a rescission of an exercise of a Pre-Funded Warrant, the Purchaser shall be required to return any shares of Common Stock subject to any such rescinded exercise notice concurrently with the return to the Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of the Purchaser’s right to acquire such shares pursuant to the Pre-Funded Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.13 Replacement of Securities. If any certificate or instrument evidencing any Shares or Pre-Funded Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Shares or Pre-Funded Warrant.

5.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15 Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.16 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.17 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY

DATAVAULT AI INC.

By:	/s/ Nathaniel Bradley
Name: Nathaniel Bradley Title: Chief Executive Officer
Email Address: Address for Notice to Company:

PURCHASER

SCILEX HOLDING COMPANY

By:	/s/ Henry Ji
Name: Henry Ji, Ph.D. Title: Chief Executive Officer

Email Address: hji@scilexholding.com

Address for Notice to Purchaser: 960 San Antonio Road Palo Alto, CA 94303

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit 99.1

FOR IMMEDIATE RELEASE

September 25, 2025

Scilex Holding Company Announces $150 Million Strategic Bitcoin Investment in Datavault AI

PALO ALTO, CALIFORNIA – September 26, 2025 (GLOBE NEWSWIRE) - Scilex Holding Company (“Scilex” or the “Company”) (Nasdaq: SCLX), an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain and neurodegenerative and cardiometabolic disease, today announced that it has entered into an agreement to make a $150 million Bitcoin (BTC) investment in Datavault AI Inc. (Nasdaq: DVLT, “Datavault”), which is intended to provide growth capital to Datavault to accelerate its supercomputing infrastructure, expand independent data exchanges, and unlock new revenue streams.

Datavault AI’s patented platform is positioned to capture value across biotech, energy, and entertainment markets, as the global AI market is projected to reach $1.8 trillion by 2030 and the life sciences analytics market was estimated at $35.69 billion in 2024, forecasted to grow at an 11.4% CAGR through 2030. By leveraging Web 3.0, blockchain-secured data trading, and AI-driven analytics, the company delivers secure, scalable solutions addressing trust, data integrity, and monetization challenges.

The strategic investment is intended to capture growth in the biotech data monetization market, which is expected to reach a market size of $30-50 billion by 2024. Scilex intends to leverage its expertise in the biotech and pharmaceutical space to create a potential marketplace for the Real-World Assets (RWA) in the biotech and pharmaceutical industry that are tokenized on a blockchain to represent their ownership in digital form.

Under the terms of the purchase agreement between Datavault and Scilex, Scilex is expected to receive up to an aggregate of 278,914,094 shares of Datavault common stock (at an effective purchase price of $0.5378 per share) ( subject to adjustment for stock splits and similar transactions), with 15,000,000 shares to be issued at the closing of the initial tranche of Scilex’s investment and the remainder to be issued in the second tranche in the form of a pre-funded warrant without beneficial ownership limitations to be issued to Scilex following the approval by Datavault’s stockholders of, among other things, the issuance of Datavault shares to Scilex in excess of 19.99% of Datavault’s total pre-financing shares outstanding. Datavault’s board and management remain unchanged, though Scilex will have the right to nominate two directors to the Company’s board for so long as Scilex maintains beneficial ownership of at least 10% of the Company’s common stock, and the right to nominate one director for

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so long as Scilex maintains beneficial ownership of at least 5% but no more than 10% of the Company’s common stock.

Henry Ji, Ph.D., CEO, President and Chairman of the Board of Scilex Holding Company, said, “Datavault’s cutting-edge technologies align perfectly with the biotech sector’s need for advanced data analytics, AI-driven insights, and super computing power. This investment reflects our belief in Datavault’s ability to transform markets where trust and precision are critical. Biotech is a market we know well, and we will help guide Datavault to maximum revenue generation in our sector while Datavault expands across the global economy. With our resources and their patented technology, we see an incredible opportunity to drive real global impact together.”

For more information on Scilex Holding Company, refer to www.scilexholding.com

For more information on Semnur Pharmaceuticals, Inc., refer to www.semnurpharma.com

For more information on ZTlido® including Full Prescribing Information, refer to www.ztlido.com.

For more information on ELYXYB®, including Full Prescribing Information, refer to www.elyxyb.com.

For more information on Gloperba®, including Full Prescribing Information, refer to www.gloperba.com.

About Scilex Holding Company

Scilex is an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain and neurodegenerative and cardiometabolic disease. Scilex targets indications with high unmet needs and large market opportunities with non-opioid therapies for the treatment of patients with acute and chronic pain and is dedicated to advancing and improving patient outcomes. Scilex’s commercial products include: (i) ZTlido® (lidocaine topical system) 1.8%, a prescription lidocaine topical product approved by the U.S. Food and Drug Administration (the “FDA”) for the relief of neuropathic pain associated with postherpetic neuralgia, which is a form of post-shingles nerve pain; (ii) ELYXYB®, a potential first-line treatment and the only FDA-approved, ready-to-use oral solution for the acute treatment of migraine, with or without aura, in adults; and (iii) Gloperba®, the first and only liquid oral version of the anti-gout medicine colchicine indicated for the prophylaxis of painful gout flares in adults.

In addition, Scilex has three product candidates: (i) SP-102 (10 mg, dexamethasone sodium phosphate viscous gel) (“SEMDEXA™” or “SP-102”), which is owned by Semnur (a majority owned subsidiary of Scilex) and is a novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica, for which Scilex has completed a Phase 3 study and was granted Fast Track status from the FDA in 2017; (ii) SP-103 (lidocaine topical system) 5.4%, (“SP-103”), a next-generation, triple-strength formulation of ZTlido, for the treatment of acute pain and for which Scilex has recently completed a Phase 2 trial in acute low back pain. SP-103 has been granted Fast Track

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status from the FDA in low back pain; and (iii) SP-104 (4.5 mg, low-dose naltrexone hydrochloride delayed-release capsules) (“SP-104”), a novel low-dose delayed-release naltrexone hydrochloride being developed for the treatment of fibromyalgia.

Scilex is headquartered in Palo Alto, California.

About Semnur Pharmaceuticals, Inc.

Semnur is a clinical late-stage specialty pharmaceutical company focused on the development and commercialization of novel non-opioid pain therapies. Semnur’s product candidate, SP-102 (SEMDEXA™), is the first non-opioid novel gel formulation administered epidurally in development for patients with moderate to severe chronic radicular pain/sciatica.

Semnur Pharmaceuticals, Inc. is headquartered in Palo Alto, California, and is a majority owned subsidiary of Scilex.

About Datavault AI Inc.

Datavault AI™ (Nasdaq: DVLT) is leading the way in AI driven data experiences, valuation and monetization of assets. The company’s cloud-based platform provides comprehensive solutions with a collaborative focus in its Acoustic Science and Data Science Divisions. Datavault AI’s Acoustic Science Division features WiSA®, ADIO® and Sumerian® patented technologies and industry-first foundational spatial and multichannel wireless HD sound transmission technologies with IP covering audio timing, synchronization and multi-channel interference cancellation. The Data Science Division leverages the power of high-performance computing to provide solutions for experiential data perception, valuation and secure monetization. Datavault AI’s cloud-based platform provides comprehensive solutions serving multiple industries, including HPC software licensing for sports & entertainment, events & venues, biotech, education, fintech, real estate, healthcare, energy and more. The Information Data Exchange® (IDE) enables Digital Twins, licensing of name, image and likeness (NIL) by securely attaching physical real-world objects to immutable metadata objects, fostering responsible AI with integrity. Datavault AI’s technology suite is completely customizable and offers AI and Machine Learning (ML) automation, third-party integration, detailed analytics and data, marketing automation and advertising monitoring.

The company is headquartered in Beaverton, OR.

Learn more about Datavault AI at www.dvlt.ai

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts and may be accompanied by words that convey projected future events or outcomes, such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” or variations of such words or by expressions of similar meaning. These forward-

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looking statements include, but are not limited to, statements regarding future events, Scilex’s proposed investment in Datavault, timing thereof and anticipated use of bitcoin proceeds as growth capital for Datavault’s expansion plans, the market size of the biotech data monetization market, Scilex’s plans to create a potential marketplace for RWA in the biotech and pharmaceutical industry, Scilex’s plans to appoint directors to the Datavault board, potential Datavault stockholder approval, future opportunities for Scilex and its subsidiaries, the future business strategies, long-term objectives and commercialization plans of Scilex and its subsidiaries, the current and prospective product candidates, planned clinical trials and preclinical activities and potential product approvals, as well as the potential for market acceptance of any approved products and the related market opportunity of Scilex and its subsidiaries, statements regarding SP-102, if approved by the FDA, Scilex’s potential to attract new capital and avoid the effects of negative debt leverage and other statements that are not historical facts. These statements are based on management’s current expectations of and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Scilex. These statements are subject to a number of risks and uncertainties regarding Scilex’s business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, general economic, political and business conditions; the ability of Scilex and its subsidiaries to achieve the benefits of the transactions contemplated with Datavault, including future financial and operating results; risks related to the outcome of any legal proceedings that may be instituted against the parties regarding the transactions contemplated with Datavault; the risk that the transactions contemplated with Datavault disrupts current plans and operations; the ability of Scilex and its subsidiaries to develop and successfully market products; the ability of Scilex and its subsidiaries to grow and manage growth profitably and retain its key employees; the risk that the potential product candidates that Scilex develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; risks relating to uncertainty regarding the regulatory pathway for Scilex’s product candidates; the risk that Scilex’s product candidates may not be beneficial to patients or successfully commercialized; the risk that Scilex has overestimated the size of the target patient population, their willingness to try new therapies and the willingness of physicians to prescribe these therapies; risks that the prior results of the clinical trials may not be replicated; regulatory and intellectual property risks; the risk of failure to realize the anticipated benefits of the transactions contemplated with Datavault and other risks and uncertainties indicated from time to time and other risks set forth in Scilex’s filings with the SEC. There may be additional risks that Scilex presently does not know or that Scilex currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide Scilex’s expectations, plans or forecasts of future events and views as of the date of the communication. Scilex anticipates that subsequent events and developments will cause such assessments to change. However, while Scilex may elect to update these forward-looking statements at some point in the future, Scilex specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Scilex’s assessments as of any date

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subsequent to the date of this communication. Accordingly, investors are cautioned not to place undue reliance on these forward-looking statements.

Contacts:

Investors and Media

Scilex Holding Company

960 San Antonio Road

Palo Alto, CA 94303

Office: (650) 516-4310

Email: investorrelations@scilexholding.com

Website: www.scilexholding.com

# # #

SEMDEXA™ (SP-102) is a trademark owned by Semnur Pharmaceuticals, Inc., a majority-owned subsidiary of Scilex Holding Company. A proprietary name review by the FDA is planned.

ZTlido® is a registered trademark owned by Scilex Pharmaceuticals Inc., a wholly-owned subsidiary of Scilex Holding Company.

Gloperba® is the subject of an exclusive, transferable license to use the registered trademark by Scilex Holding Company.

ELYXYB® is a registered trademark owned by Scilex Holding Company.

Scilex Bio™ is a trademark owned by Scilex Holding Company, Inc.

All other trademarks are the property of their respective owners.

© 2025 Scilex Holding Company All Rights Reserved.

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Exhibit 99.2

FOR IMMEDIATE RELEASE

September 26, 2025

Scilex Holding Company Announces Closing of Previously Announced Initial Tranche Investment in Datavault AI

PALO ALTO, CALIFORNIA – September 26, 2025 (GLOBE NEWSWIRE) - Scilex Holding Company (“Scilex” or the “Company”) (Nasdaq: SCLX), an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain and neurodegenerative and cardiometabolic disease, today announced that it has closed the initial tranche of its previously announced $150 million Bitcoin (BTC) investment in Datavault AI Inc. (Nasdaq: DVLT, “Datavault”), pursuant to which Scilex is expected to receive up to an aggregate of 278,914,094 shares of Datavault common stock (at an effective purchase price of $0.5378 per share) (subject to adjustment for stock splits and similar transactions). At the closing of this initial tranche, Scilex received 15,000,000 shares of Datavault common stock with the remainder to be issued in a second tranche in the form of a pre-funded warrant to purchase Datavault common stock, subject to approval by Datavault’s stockholders of, among other things, the issuance of Datavault shares to Scilex in excess of 19.99% of Datavault’s total pre-financing shares outstanding.

For more information on Scilex Holding Company, refer to www.scilexholding.com

For more information on Semnur Pharmaceuticals, Inc., refer to www.semnurpharma.com

For more information on ZTlido® including Full Prescribing Information, refer to www.ztlido.com.

For more information on ELYXYB®, including Full Prescribing Information, refer to www.elyxyb.com.

For more information on Gloperba®, including Full Prescribing Information, refer to www.gloperba.com.

About Scilex Holding Company

Scilex is an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain and neurodegenerative and cardiometabolic disease. Scilex targets indications with high unmet needs and large market opportunities with non-opioid therapies for the treatment of patients with acute and chronic pain and is dedicated to advancing and improving patient outcomes. Scilex’s commercial

Page | 1

products include: (i) ZTlido® (lidocaine topical system) 1.8%, a prescription lidocaine topical product approved by the U.S. Food and Drug Administration (the “FDA”) for the relief of neuropathic pain associated with postherpetic neuralgia, which is a form of post-shingles nerve pain; (ii) ELYXYB®, a potential first-line treatment and the only FDA-approved, ready-to-use oral solution for the acute treatment of migraine, with or without aura, in adults; and (iii) Gloperba®, the first and only liquid oral version of the anti-gout medicine colchicine indicated for the prophylaxis of painful gout flares in adults.

In addition, Scilex has three product candidates: (i) SP-102 (10 mg, dexamethasone sodium phosphate viscous gel) (“SEMDEXA™” or “SP-102”), which is owned by Semnur (a majority owned subsidiary of Scilex) and is a novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica, for which Scilex has completed a Phase 3 study and was granted Fast Track status from the FDA in 2017; (ii) SP-103 (lidocaine topical system) 5.4%, (“SP-103”), a next-generation, triple-strength formulation of ZTlido, for the treatment of acute pain and for which Scilex has recently completed a Phase 2 trial in acute low back pain. SP-103 has been granted Fast Track status from the FDA in low back pain; and (iii) SP-104 (4.5 mg, low-dose naltrexone hydrochloride delayed-release capsules) (“SP-104”), a novel low-dose delayed-release naltrexone hydrochloride being developed for the treatment of fibromyalgia.

Scilex is headquartered in Palo Alto, California.

About Datavault AI Inc.

Datavault AI™ (Nasdaq: DVLT) is leading the way in AI driven data experiences, valuation and monetization of assets. The company’s cloud-based platform provides comprehensive solutions with a collaborative focus in its Acoustic Science and Data Science Divisions. Datavault AI’s Acoustic Science Division features WiSA®, ADIO® and Sumerian® patented technologies and industry-first foundational spatial and multichannel wireless HD sound transmission technologies with IP covering audio timing, synchronization and multi-channel interference cancellation. The Data Science Division leverages the power of high-performance computing to provide solutions for experiential data perception, valuation and secure monetization. Datavault AI’s cloud-based platform provides comprehensive solutions serving multiple industries, including HPC software licensing for sports & entertainment, events & venues, biotech, education, fintech, real estate, healthcare, energy and more. The Information Data Exchange® (IDE) enables Digital Twins, licensing of name, image and likeness (NIL) by securely attaching physical real-world objects to immutable metadata objects, fostering responsible AI with integrity. Datavault AI’s

Page | 2

technology suite is completely customizable and offers AI and Machine Learning (ML) automation, third-party integration, detailed analytics and data, marketing automation and advertising monitoring.

The company is headquartered in Beaverton, OR.

Learn more about Datavault AI at www.dvlt.ai

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts and may be accompanied by words that convey projected future events or outcomes, such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” or variations of such words or by expressions of similar meaning. These forward-looking statements include, but are not limited to, statements regarding future events, potential Datavault stockholder approval and timing for closing of the second tranche of Scilex’s investment in Datavault, future opportunities for Scilex and its subsidiaries, the future business strategies, long-term objectives and commercialization plans of Scilex and its subsidiaries, the current and prospective product candidates, planned clinical trials and preclinical activities and potential product approvals, as well as the potential for market acceptance of any approved products and the related market opportunity of Scilex and its subsidiaries, statements regarding SP-102, if approved by the FDA, Scilex’s potential to attract new capital and avoid the effects of negative debt leverage and other statements that are not historical facts. These statements are based on management’s current expectations of and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Scilex. These statements are subject to a number of risks and uncertainties regarding Scilex’s business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, general economic, political and business conditions; the ability of Scilex and its subsidiaries to achieve the benefits of the transactions contemplated with Datavault, including future financial and operating results; risks related to the outcome of any legal proceedings that may be instituted against the parties regarding the transactions contemplated with Datavault; the risk that the transactions contemplated with Datavault disrupts current plans and operations; the ability of Scilex and its subsidiaries to develop and successfully market products; the ability of Scilex and its subsidiaries to grow and manage growth profitably and retain its key employees; the risk that the potential product candidates that Scilex develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; risks relating to uncertainty regarding the regulatory pathway for Scilex’s product candidates; the risk that Scilex’s product candidates may not be beneficial to patients or successfully commercialized; the risk that Scilex has overestimated the size of the target patient population, their willingness to try new therapies and the willingness of physicians to prescribe these therapies; risks that the prior results of the clinical trials may not be replicated; regulatory and intellectual property risks; the risk of failure to realize the anticipated benefits of the transactions contemplated with Datavault and other risks and uncertainties

Page | 3

indicated from time to time and other risks set forth in Scilex’s filings with the SEC. There may be additional risks that Scilex presently does not know or that Scilex currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide Scilex’s expectations, plans or forecasts of future events and views as of the date of the communication. Scilex anticipates that subsequent events and developments will cause such assessments to change. However, while Scilex may elect to update these forward-looking statements at some point in the future, Scilex specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Scilex’s assessments as of any date subsequent to the date of this communication. Accordingly, investors are cautioned not to place undue reliance on these forward-looking statements.

Contacts:

Investors and Media

Scilex Holding Company

960 San Antonio Road

Palo Alto, CA 94303

Office: (650) 516-4310

Email: investorrelations@scilexholding.com

Website: www.scilexholding.com

# # #

SEMDEXA™ (SP-102) is a trademark owned by Semnur Pharmaceuticals, Inc., a majority-owned subsidiary of Scilex Holding Company. A proprietary name review by the FDA is planned.

ZTlido® is a registered trademark owned by Scilex Pharmaceuticals Inc., a wholly-owned subsidiary of Scilex Holding Company.

Gloperba® is the subject of an exclusive, transferable license to use the registered trademark by Scilex Holding Company.

ELYXYB® is a registered trademark owned by Scilex Holding Company.

Scilex Bio™ is a trademark owned by Scilex Holding Company, Inc.

All other trademarks are the property of their respective owners.

© 2025 Scilex Holding Company All Rights Reserved.

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